UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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Bristol West Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Bristol West Holdings, Inc.
5701 Stirling Road
Davie, Florida 33314

April 24, 2006

Dear Stockholder,

You are invited to attend our Annual Meeting of Stockholders on Friday, May 19, 2006, at our headquarters in Davie, Florida.

In addition to the matters described in the attached proxy statement, I will report on our current activities and operations. You also will have an opportunity to ask questions of and to meet with your directors and executive officers.

Your representation and vote are important, and your shares should be voted whether or not you plan to attend the meeting. To ensure that your shares are represented at the meeting, please complete, sign, date and return the enclosed proxy card promptly.

I look forward to seeing you at the meeting.

Yours sincerely,

James R. Fisher
Chairman and Chief Executive Officer

BRISTOL WEST HOLDINGS, INC.
5701 Stirling Road
Davie, Florida 33314
(954) 316-2500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	1:30 pm Eastern Daylight Time on Friday, May 19, 2006

Place:	Bristol West Holdings, Inc. Headquarters
5701 Stirling Road, Davie, Florida 33314

Purpose:	(1)	The election of directors
(2)	The ratification of the Audit Committee’s selection of Deloitte & Touche LLP as the independent auditor for 2006
(3)	The approval of the Bristol West Executive Officer Incentive Plan
(4)	The transaction of any other business that properly comes before the meeting

In addition, during the annual meeting, the directors will present Bristol West’s audited consolidated financial statements for the financial year ended December 31, 2005.

Adjournments and
Postponements:
Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Who May Vote:	You will be entitled to vote at the annual meeting only if you were a stockholder of record as of the close of business April 3, 2006, the record date for voting.

Meeting Admission:
You are entitled to attend the annual meeting only if you were a Bristol West stockholder as of the close of business on April 3, 2006 or hold a valid proxy for the annual meeting. You may be required to verify your ownership at the admissions desk.

Voting:
Your vote is important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy as soon as possible to ensure that your shares are represented at the annual meeting. For specific instructions on how to vote your shares and submit your proxy, please refer to this proxy statement and your proxy card.

Annual Report:	A copy of our 2005 Annual Report is enclosed.

Date of Mailing:	We first distributed this notice and proxy statement to stockholders on or about April 24, 2006.

By Order of the Board of Directors.

George G. O’Brien
Chief Legal Officer & Corporate Secretary

GENERAL INFORMATION

PROXY MATERIALS

Why am I receiving these materials?

The Board of Directors (which we refer to as the “Board”) of Bristol West Holdings, Inc. (which we refer to as “Bristol West,” “Company,” “us” or “we”), is providing these proxy materials to you in connection with Bristol West’s 2006 annual meeting of stockholders (which we refer to as the “2006 Annual Meeting”), which will take place on Friday, May 19, 2006 at 1:30 pm Eastern Daylight Time at our headquarters in Davie, Florida. As a stockholder, you are invited to attend the 2006 Annual Meeting and are entitled and requested to vote on the items of business described in this proxy statement.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the 2006 Annual Meeting, the voting process, the Board and Board committees, the compensation of directors and executive officers for fiscal 2005, and other required information.

How may I obtain Bristol West’s Form 10-K and other financial information?

We have enclosed a copy of our annual report to our stockholders with respect to fiscal 2005 (which we refer to as our “2005 Annual Report”) in accordance with applicable rules of the New York Stock Exchange (which we refer to as the “NYSE”) and the Securities and Exchange Commission (which we refer to as the “SEC”). We also prepared and filed with the SEC an Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (which we refer to as our “2005 Form 10-K”). Stockholders may request another free copy of our 2005 Annual Report and a free copy of our 2005 Form 10-K (including the financial statements and financial statement schedules, but excluding exhibits) by contacting Bristol West at 5701 Stirling Road, Davie, FL 33314, Attention: Craig E. Eisenacher, or by calling Craig E. Eisenacher at (954) 316-5192. Alternatively, current and prospective investors can access our 2005 Annual Report and our 2005 Form 10-K (including exhibits) and other financial information, on our investor relations web site at: www.bristolwest.com/investor/index.html.

How may I obtain a separate set of proxy materials?

SEC rules permit a single set of annual reports and proxy statements to be delivered to any household at which two or more stockholders reside if they appear to be members of the same family. Under the circumstances, each stockholder continues to receive a separate proxy card. This procedure is referred to as “householding.” While Bristol West does not participate in householding for mailings to its stockholders of record, a number of brokerage firms with account holders who are Bristol West stockholders have instituted householding. In these cases, your broker will deliver a single proxy statement and annual report to multiple stockholders sharing your address unless the broker has received contrary instructions from you or one or more of the other affected stockholders. Once you have received notice from your broker that the broker will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your explicit or implied consent by contacting your broker. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you should notify your broker.

You can receive a copy of this proxy statement and the 2005 Annual Report by contacting us at Bristol West Holdings, Inc., 5701 Stirling Road, Davie, FL 33314, Attention: Craig E. Eisenacher, or by calling Craig E. Eisenacher at (954) 316-5192.

How may I request a single set of proxy materials for my household?

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write us at Bristol West Holdings, Inc., 5701 Stirling Road, Davie, FL 33314, Attention: Craig E. Eisenacher to request delivery of a single copy of these materials in the future.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card that you receive.

VOTING INFORMATION

What items of business will be voted on at the 2006 Annual Meeting?

The items of business on which we have scheduled a vote at the annual meeting are:
•             The election of directors
•             The ratification of the Audit Committee’s selection of Deloitte & Touche LLP as the independent auditor for 2006
•             The approval of the Bristol West Executive Officer Incentive Plan (which we refer to as the “EIP”)

We also will consider any other business that properly comes before the 2006 Annual Meeting or any adjournment or postponement of the 2006 Annual Meeting. See the following questions below: “What happens if additional matters are presented at the 2006 Annual Meeting?” and “How many votes are needed for any such other matters?”

How does the Board recommend that I vote?

Our Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the ratification of the appointment of our independent auditor for 2006, and “FOR” approval of the EIP.

Who may vote?

Holders of shares of Bristol West’s common stock, $0.01 par value per share (which we refer to as “Common Stock”), as recorded in our share register on April 3, 2006 (which we refer to as the “Record Date”), may vote at the 2006 Annual Meeting. As of the Record Date, there were 30,160,493 shares of Common Stock outstanding and entitled to one vote per share. A list of stockholders will be available for inspection for at least 10 days before the 2006 Annual Meeting at Bristol West’s offices at 5701 Stirling Road, Davie, Florida 33314.

How do I vote?

You may vote in person at the 2006 Annual Meeting or by proxy. We recommend that you vote by proxy even if you expect to attend the 2006 Annual Meeting. You will be able to change your vote at the 2006 Annual Meeting. Please refer to this proxy statement and your proxy card or the information forwarded by your bank, broker or other holder of record to see how you should complete your proxy card and deliver it to us.

What is the deadline for voting my shares?

If you hold shares as the stockholder of record, we must receive your vote by proxy before the polls close at the 2006 Annual Meeting.

How do proxies work?

The Board is asking for your proxy. Giving your proxy to the persons named as proxy holders, James R. Fisher, our Chairman and Chief Executive Officer (whom we refer to as our “CEO”), Jeffrey J. Dailey, our President and Chief Operating Officer, and Craig E. Eisenacher, our Chief Financial Officer, means you authorize us to vote your shares at the 2006 Annual Meeting, or at any adjournment or postponement thereof, in the manner you direct. You may vote for or against the proposals or abstain from voting. You may also vote for all, some or none of the directors seeking election.

Please complete, sign, date and return each proxy card that you receive. Executors, administrators, trustees, guardians, attorneys and other representatives should indicate the capacity in which they are signing. Corporations should sign by an authorized officer whose title should be indicated.

If you sign and return the enclosed proxy card but do not specify how to vote, the persons named as proxy holders will vote your shares in favor of all items herein to be voted on. As of the date hereof, we do not know of any other business that will be presented at the 2006 Annual Meeting. If other business properly comes before the 2006 Annual Meeting or any adjournment or postponement thereof, the persons named as proxy holders will vote according to their best judgment.

Who is making the solicitation and who will bear the cost of soliciting votes for the 2006 Annual Meeting?

Bristol West is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, our directors, officers and employees may solicit proxies or votes in person, by telephone or by electronic communication. These individuals will not receive any additional compensation for such solicitation activities. We have also retained Georgeson Shareholder Communications Inc. (which we refer to as “Georgeson”) to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Georgeson a fee of approximately $7,000 plus customary costs and expenses for these services. Bristol West has agreed to indemnify Georgeson against certain liabilities arising out of or in connection with its agreement. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to you and getting your voting instructions.

May I change my vote?

You may change your vote at any time before the vote at the 2006 Annual Meeting. If you are the stockholder of record, you may revoke a proxy that you previously submitted before it is voted by submitting a new proxy with a later date, by voting in person at the 2006 Annual Meeting or by submitting written notice bearing a later date to Bristol West’s Corporate Secretary, at 5701 Stirling Road, Davie, Florida 33314. Your attendance alone at the 2006 Annual Meeting will not revoke a proxy that you previously submitted.

How many shares must be present or represented to conduct business at the 2006 Annual Meeting?

In order to transact business at the 2006 Annual Meeting, we must have a quorum. Under our by-laws, the quorum requirement is that stockholders representing a majority of the issued and outstanding shares of Common Stock that are entitled to vote must be present at the 2006 Annual Meeting. Your shares will be counted as present at the 2006 Annual Meeting if you take one of the following actions:
•             return a properly executed proxy (even if you do not provide voting instructions)
•             attend the 2006 Annual Meeting and vote in person

Both abstentions and broker non-votes (described below in the questions “How are votes counted?” and “Will my shares be voted if I do not provide my proxy?”) are counted for the purpose of determining the presence of a quorum.

How are votes counted?

You are entitled to one vote for each share of Common Stock you own with respect to which you are entitled to vote at the 2006 Annual Meeting.

In the election of directors, you may vote “FOR” all or some of the nominees or you may “WITHHOLD” your vote with respect to one or more of the nominees. For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of Bristol West’s nominees to the Board, “FOR” ratification of the appointment of our independent auditor for 2006, and “FOR” approval of the EIP). We have included below under the heading entitled “Will my shares be voted if I do not provide my proxy?” a description of how your shares may be voted if you do not vote or submit a proxy.

How many votes are needed to elect directors?

The 10 director nominees receiving the highest number of “FOR” votes will be elected directors if a quorum is present at the 2006 Annual Meeting. This number is called a plurality.

How many votes are needed to ratify the appointment of Bristol West’s independent auditor?

To ratify the appointment of Bristol West’s independent auditor, if a quorum is present at the 2006 Annual Meeting, the “FOR” votes must exceed the “AGAINST” votes cast at the 2006 Annual Meeting.

How many votes are needed to approve the EIP?

To approve the EIP, if a quorum is present at the 2006 Annual Meeting, the “FOR” votes must exceed the “AGAINST” votes cast at the 2006 Annual Meeting.

What happens if additional matters are presented at the 2006 Annual Meeting?

Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the 2006 Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as the Board may nominate. In no event, however, can a proxy be voted to elect any more than 10 nominees for director.

How many votes are needed for any such other matters?

To approve any other matter that properly comes before the 2006 Annual Meeting, if a quorum is present at the 2006 Annual Meeting, the “FOR” votes cast in favor of the matter must exceed the “AGAINST” votes cast against the matter.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms have the authority under rules of the NYSE to vote their customers’ unvoted shares on “routine” matters, which includes the election of directors, the ratification of the appointment of Bristol West’s independent auditor, and approval of the EIP. Accordingly, if a brokerage firm votes your shares on these matters in accordance with these rules, your shares will count as present at the 2006 Annual Meeting for purposes of establishing a quorum and will count as “FOR” votes or “AGAINST” votes, as the case may be, with respect to all “routine” matters voted on at the 2006 Annual Meeting. If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. If a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will count as present at the annual meeting for quorum purposes, but will not count as “FOR” votes or “AGAINST” votes on any matter voted on at the 2006 Annual Meeting. These are referred to as broker non-votes.

Who will serve as inspector of elections?

The inspector of elections will be a representative from an independent firm, The Bank of New York.

Where can I find the voting results of the 2006 Annual Meeting?

We intend to announce preliminary voting results at the 2006 Annual Meeting and publish final results in our Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2006.

STOCK OWNERSHIP INFORMATION

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most Bristol West stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with Bristol West’s transfer agent, Bank of New York (which we refer to as the “Transfer Agent”), you are considered, with respect to those shares, the stockholder of record, and Bristol West is sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals selected to be proxy holders by Bristol West or to a third party, or to vote in person at the 2006 Annual Meeting. Bristol West has enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, and you also are invited to attend the 2006 Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the 2006 Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2006 Annual Meeting.

What if I have questions for Bristol West’s transfer agent?

If you have questions concerning stock certificates, dividend checks, transfer of ownership or other matters pertaining to your stock account, please contact our Transfer Agent, at the following address, phone numbers, or email address: The Bank of New York, Investor Services Department, P.O. Box 11258, New York, NY 10286-1258; (800) 524-4458; (212) 815-3700; shareowners@bankofny.com.

2006 ANNUAL MEETING INFORMATION

How can I attend the 2006 Annual Meeting?

You are entitled to attend the 2006 Annual Meeting only if you were a Bristol West stockholder or joint holder as of the close of business on the Record Date, April 3, 2006, or you hold a valid proxy for the 2006 Annual Meeting. You may be required to verify your Common Stock ownership at the admissions desk. If your shares are held in the name of your broker, bank or other nominee, you must bring with you to the 2006 Annual Meeting an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on the Record Date. If you execute a proxy, you may still attend the 2006 Annual Meeting and vote in person.

STOCKHOLDER PROPOSALS, DIRECTOR NOMINATIONS AND RELATED BY-LAW PROVISIONS

What is the procedure for proposing actions for consideration at the 2007 Annual Meeting?

Our Corporate Secretary must receive all stockholder proposals (including director nominations) for consideration at next year’s annual meeting of stockholders (which we refer to as the “2007 Annual Meeting”) at our principal executive offices located at 5701 Stirling Road, Davie, Florida 33314.

Our by-laws provide that you may submit proposals (including director nominations) for consideration at the 2007 Annual Meeting if you are a stockholder who is entitled to vote at the 2007 Annual Meeting and who is a stockholder of record at the time our Corporate Secretary receives notice of your proposals and if your proposals meet the notice procedures set forth in our by-laws, which we have summarized below and in the questions entitled “What is the deadline to propose actions for consideration at the 2007 Annual Meeting?,” “How may I recommend or nominate individuals to serve as directors?” and “What is the deadline to propose or nominate individuals to serve as directors?”:

Any proposals you submit must include the following:
•             Your name and address, as they appear in our share records
•             The class and number of shares of Common Stock that you own
•             With respect to any beneficial owner of Common Stock on whose behalf you may be making the proposal:
o            Their name and address
o            The class and number of shares of Common Stock that they own

If you submit any proposal for consideration at the 2007 Annual Meeting other than director nominations, your notice to our Corporate Secretary must include a brief description of the business you desire to bring before the 2007 Annual Meeting, the reasons for conducting that business at the 2007 Annual Meeting, and any material interest in that business that you may have and that any beneficial owner of Common Stock on whose behalf you may be making the proposal may have. All matters that you submit for consideration at the 2007 Annual Meeting must be proper for stockholder action.

What is the deadline to propose actions for consideration at the 2007 Annual Meeting?

Proposal to be included in our 2007 proxy materials.

You may submit proposals for consideration at the 2007 Annual Meeting. For us to consider your stockholder proposal for inclusion in our proxy materials to be distributed in connection with the 2007 Annual Meeting, including nominations for the election of directors, our Corporate Secretary must receive your proposal at our principal executive offices, located at 5701 Stirling Road, Davie, Florida 33314, not later than December 25, 2006, which is 120 calendar days before the anniversary of the date we first distributed this notice and proxy statement to stockholders. Your proposal also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Proposal not included in our 2007 proxy materials.

For any proposal that is not timely submitted for inclusion in our proxy materials to be distributed in connection with the 2007 Annual Meeting under Rule 14a-8, but is instead sought to be presented directly at the 2007 Annual Meeting, SEC rules permit the proxy holders to vote their proxies in their discretion as follows:

•             If our Corporate Secretary receives notice of the proposal no earlier than the close of business on February 17, 2007, which is 90 days before the first anniversary of the date of the 2006 Annual Meeting, and no later than the close of business on March 10, 2007, which is 70 days before the first anniversary of the date of the 2006 Annual Meeting. Notices of intention to present proposals at the 2007 Annual Meeting should be addressed to George G. O’Brien, Chief Legal Officer and Corporate Secretary, Bristol West Holdings, Inc., 5701 Stirling Road, Davie, FL 33314.

•             If we move the date of the 2007 Annual Meeting more than 20 days before or 70 days after the anniversary of the 2006 Annual Meeting, then our Corporate Secretary must receive notice of the proposal not earlier than the close of business 90 days before the 2007 Annual Meeting and not later than the close of business on the later of the following two dates:

o              70 days before the 2007 Annual Meeting; and
o             10 days after we make the first public announcement of the date of the 2007 Annual Meeting.

How may I recommend or nominate individuals to serve as directors?

You may propose director candidates for consideration by our Corporate Governance and Nominating Committee. You should direct such proposals to George G. O’Brien, Chief Legal Officer and Corporate Secretary, Bristol West Holdings, Inc., 5701 Stirling Road, Davie, FL 33314.

If you submit any director nomination for consideration at the 2007 Annual Meeting, your notice to our Corporate Secretary must meet the requirements that we have described above under the heading “What is the procedure for proposing actions for consideration at the 2007 Annual Meeting?” In addition, your notice to our Corporate Secretary must include all information relating to that person that Regulation 14A under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”) requires us to include in our proxy materials to be distributed in connection with the solicitation of proxies for the election of directors at the 2007 Annual Meeting, including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

What is the deadline to propose or nominate individuals to serve as directors?

You may send an informal recommendation regarding a proposed director candidate to our Corporate Governance and Nominating Committee and Board at any time. Generally, such proposed candidates are considered at the Board meeting prior to the next annual meeting of stockholders. You should direct such informal recommendations either to (1) George G. O’Brien, Chief Legal Officer and Corporate Secretary, Bristol West Holdings, Inc., 5701 Stirling Road, Davie, FL 33314, Attention: Corporate Governance Hotline, or (2) our Corporate Governance Hotline at (800) 819-9714.

If you formally submit any director nomination for consideration at the 2007 Annual Meeting, your notice to our Corporate Secretary must meet the timing requirements that we have described above under the heading “What is the deadline to propose actions for consideration at the 2007 Annual Meeting?” In addition, if the number of directors to be elected to the Board is increased and we make no public announcement naming all of the nominees for director or specifying the size of the increased Board by at least February 28, 2007, which is 80 days before the first anniversary of the date of the 2006 Annual Meeting, we must receive notice of a director nomination not later than 10 days after we make the first public announcement naming all of the nominees for director or specifying the size of the increased Board. A description of such nominations will not be included in our proxy materials to be distributed in connection with the 2007 Annual Meeting under Rule 14a-8.

How may I obtain a copy of Bristol West’s by-law provisions regarding director nominations and other stockholder proposals?

To receive a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals and nominating director candidates, you may send your request to George G. O’Brien, Chief Legal Officer and Corporate Secretary, Bristol West Holdings, Inc., 5701 Stirling Road, Davie, FL 33314.

ITEM 1

ELECTION OF DIRECTORS

Board of Directors

Our Board currently has 11 members each of whom serve until the 2006 Annual Meeting or until their successors are qualified and elected, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Two of our directors have advised us that they do not intend to stand for re-election at the 2006 Annual Meeting and will retire from the Board at that time, as described below under the heading “Election of Directors - Retiring Directors.” At this time, the Board has elected to fill one of the two vacancies by nominating a new director candidate, as described below under the heading “Election of Directors - Recommendation of the Board of Directors.” Accordingly, at the 2006 Annual Meeting, each of 10 nominees for director is to be elected to serve on our Board until the 2007 Annual Meeting or until their successors are qualified and elected, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Our Board is authorized to fill the remaining vacancy after the 2006 Annual Meeting. The Board will consider potential nominees to fill the vacancy or decrease the size of the Board to 10 directors. Our Board is also authorized to increase the size of the Board and is authorized to fill the vacancies created by the increase. Directors elected by the Board to fill any such vacancies will stand for re-election at the next annual meeting of stockholders after their election.

We do not believe that any of the 10 nominees for director will be unwilling or unable to serve as director. However, if at the time of the 2006 Annual Meeting any of the nominees should be unwilling or unable to serve, proxies will be voted as recommended by the Board to do one of the following:

•	To elect substitute nominees recommended by the Board.
•	To allow the vacancy created to remain open until filled by the Board.
•	To reduce the number of directors for the ensuing year.

In no event, however, can a proxy be voted to elect any more than 10 nominees for director.

Recommendation of the Board of Directors

The Board recommends that you vote “FOR” each of the following individuals proposed for election, including nine incumbent directors proposed for re-election (proxies returned without instructions will be voted “FOR” each of the following individuals):

Nominees for Election

Mr. James R. Fisher
Mr. Fisher, age 50, has been our Chief Executive Officer and Chairman of the Board since September 2000 and has been a Bristol West director since July 1998. Mr. Fisher has been the managing member of Fisher Capital Corp. L.L.C. since March 1997. From 1986 through March 1997, Mr. Fisher held various executive positions at American Re Corporation. Currently, Mr. Fisher is a director of Willis Group Holdings Limited (which we refer to as “Willis”)(retiring April 2006), Alea Group Holdings (Bermuda) Ltd. (which we refer to as “Alea (Bermuda)”) and a trustee of Lafayette College in Easton, Pennsylvania. On February 21, 2006, Mr. Fisher notified the Board that, as part of our ongoing management succession process, he would like to relinquish his title as Chief Executive Officer effective as of July 1, 2006. Mr. Fisher recommended the promotion of Jeffrey J. Dailey, Bristol West’s President and Chief Operating Officer, to the position of Chief Executive Officer. The Board accepted Mr. Fisher’s recommendations. Effective July 1, 2006, Mr. Fisher will continue to serve as Executive Chairman of the Board.

Mr. R. Cary Blair
Mr. Blair, age 66, has been a Bristol West director since March 2004. Mr. Blair retired as Chairman and Chief Executive Officer of the Westfield Group in August 2003. He served his entire career at the Westfield Group from 1961 through August 2003. Currently, Mr. Blair is a director of First Merit Corporation and Davey Tree Expert Co., and the Chairman of the Westfield Foundation.

Mr. Jeffrey J. Dailey
Mr. Dailey, age 49, is not currently a Bristol West director. Mr. Dailey has been our President since December 2003 and Chief Operating Officer since April 2001. Mr. Dailey has 26 years of experience in the insurance industry. Prior to joining Bristol West in 2001, Mr. Dailey was the Chief Executive Officer of Reliant Insurance. Prior to joining Reliant in 1996, Mr. Dailey spent 14 years with The Progressive Corporation, holding numerous executive positions culminating as President of Progressive's Northeast Division. On February 21, 2006, James R. Fisher, Bristol West’s Chairman and Chief Executive Officer, notified the Board that, as part of our ongoing management succession process, he would like to relinquish his title as Chief Executive Officer effective as of July 1, 2006. Mr. Fisher recommended that Mr. Dailey be promoted to the position of Chief Executive Officer and that he be nominated to serve on the Board. The Board accepted Mr. Fisher’s recommendations. Accordingly, the Board has nominated Mr. Dailey to serve on the Board.

Mr. Richard T. Delaney
Mr. Delaney, age 67, has been a Bristol West director since March 2004. Mr. Delaney has worked as an independent consultant since January 2000. From 1994 through January 2000, Mr. Delaney held the positions of President and Chief Operating Officer of Am-Re Consultants, Inc. and Vice Chairman of Am-Re Global Services, Inc. From January 2002 through November 2003, Mr. Delaney was a director of Alea Group Holdings Ltd. (which we refer to as “Alea”). From January 2002 through June 2004, Mr. Delaney was a director of Associated Industries Insurance Services, Inc. Mr. Delaney is a member of the CPCU Society.

Mr. Todd A. Fisher
Mr. Fisher, age 40, has been a Bristol West director since February 1998. Mr. Fisher has been a member of KKR & Co. L.L.C. since January 1, 2001. Mr. Fisher was an executive of KKR & Co. L.L.C. from June 1993 to December 31, 2000. Mr. Fisher was an associate at Goldman Sachs & Co. from July 1992 to June 1993. Currently, Mr. Fisher is a director of Alea (Bermuda), Rockwood Holdings, Inc., Koninklijke Vendex KBB B.V., and Duales System Deutschland AG.

Mr. Perry Golkin
Mr. Golkin, age 52, has been a Bristol West director since February 1998. Mr. Golkin has been a member of KKR & Co. L.L.C. since January 1, 1996. Mr. Golkin was a general partner of KKR & Co. L.L.C. from 1995 to January 1996. Prior to 1995, he was an executive of KKR & Co. L.L.C. Currently, Mr. Golkin is a director of Alea (Bermuda), PRIMEDIA, Inc., Rockwood Holdings, Inc., and Willis.

Ms. Mary R. Hennessy
Ms. Hennessy, age 53, has been a Bristol West director since March 2004. Since January 2006, Ms. Hennessy has been an independent consultant to the insurance and reinsurance industries. From May 2002 through December 2005, Ms. Hennessy was employed as a consultant with Webb Associates of Haddonfield, New Jersey. From January 2000 through May 2002, Ms. Hennessy was the Chief Executive Officer and President of Overseas Partners, Ltd. From November 1996 through April 1999, Ms. Hennessy was President and Chief Operating Officer of TIG Holdings. Prior to serving at TIG, Ms. Hennessy held various executive positions at American Re Corporation from 1988 to 1996. Ms. Hennessy has been a Fellow of the Casualty Actuarial Society since 1981.

Dr. Eileen Hilton
Dr. Hilton, age 59, has been a Bristol West director since March 2004. Dr. Hilton has been the Chief Executive Officer and President of Biomedical Research Alliance of New York since 1998. Dr. Hilton has been an attending physician at Long Island Jewish Medical Center since 1985. Dr. Hilton is currently a Fellow with the American College of Physicians and the Infectious Disease Society of America and a member of the American Society of Microbiology, the Long Island Infectious Disease Society and the New York Society of Infectious Disease.

Mr. James N. Meehan
Mr. Meehan, age 60, has been a Bristol West director since March 2004. Mr. Meehan was a Managing Director of Bank of America in Chicago, Illinois, from June 1987 through May 2002. Since his retirement in May 2002, he has worked as an independent consultant. Prior to serving at Bank of America, Mr. Meehan was Vice President of First National Bank of Chicago. Currently, Mr. Meehan is a director of the Delphi Financial Group, American Fuji Fire and Marine Insurance Company, and Reassure America Life Insurance Company, a subsidiary of Swiss Re.

Mr. Arthur J. Rothkopf
Mr. Rothkopf, age 70, has been a Bristol West director since March 2004. Mr. Rothkopf has been Senior Vice President of the U.S. Chamber of Commerce since July 2005. Prior to serving at the U.S. Chamber of Commerce, Mr. Rothkopf served as President of Lafayette College in Easton, Pennsylvania, from 1993 until 2005. He also has served as the Deputy Secretary and General Counsel of the United States Department of Transportation and was a partner in the law firm of Hogan & Hartson in Washington, D.C. Currently, Mr. Rothkopf is a director of Insurance Services Office, Inc.

Retiring Directors

Each of the following incumbent directors has advised us that they do not intend to stand for re-election at the 2006 Annual Meeting and will retire from the Board at that time:

Mr. Inder-Jeet S. Gujral
Mr. Gujral, age 47, has been a Bristol West director since March 2004.  In January 2000, Mr. Gujral founded and became Chairman of OneShield, Inc. and also founded Firemark Partners, LLC. Mr. Gujral is currently Chairman of Newton Sensors, Inc. and a director of Quosa, Inc. and SSI Corp. Mr. Gujral was an Executive Vice President of WebMD Corp. from April 2003 until June 30, 2005.

Mr. Scott C. Nuttall
Mr. Nuttall, age 33, has been a Bristol West director since August 2000. Mr. Nuttall has been a member of KKR & Co. L.L.C. since June 1, 2005. Mr. Nuttall was an executive of KKR & Co. L.L.C. from November 1996 to June 1, 2005. Mr. Nuttall was an executive at The Blackstone Group from January 1995 to November 1996. Currently, Mr. Nuttall is a director of Alea (Bermuda), Willis (retiring April 2006), KKR Financial Corporation and Masonite International Corporation.

Corporate Governance

Corporate Governance Guidelines. As required by the NYSE, the Board has adopted Corporate Governance Guidelines (which we refer to as our “Corporate Governance Guidelines”) that meet the corporate governance standards of the NYSE. We have posted our Corporate Governance Guidelines on our Internet website at www.bristolwest.com.

Director Independence. Our Board annually conducts an assessment of the independence of each director in accordance with our Corporate Governance Guidelines, applicable rules and regulations of the SEC, and the corporate governance standards of the NYSE. An independent director is free of any relationship with Bristol West or our management that impairs the director’s ability to make independent judgments.

The Board has adopted categorical standards as part of our Corporate Governance Guidelines to assist it in evaluating the independence of each of its directors (which we refer to as the “Categorical Standards”). The Categorical Standards are attached hereto as Appendix A. The Board adopted the Categorical Standards to assist the Board in determining whether or not certain relationships between our directors and Bristol West (either directly or as a partner, stockholder or officer of an organization that has a relationship with Bristol West) constitute “material relationships.” The Categorical Standards establish thresholds at which such relationships are deemed to be not material. With respect to directors who have a business or other relationship that does not fit within the Categorical Standards, the Board assesses each director’s independence with respect to that relationship by reviewing any potential conflicts of interest and significant outside relationships. In determining any such director’s independence, the Board broadly considers all relevant facts and circumstances, including specific criteria included in the NYSE’s corporate governance standards. For these purposes, the NYSE requires the Board to consider certain relationships that existed during a three-year look-back period. The Board considers the issue not merely from the standpoint of a director, but also from the standpoint of persons or organizations with which the director has an affiliation.

The Board conducted an assessment of the independence of each director at its regularly scheduled meeting in February. Based on this assessment, the Board affirmatively determined that the following Board members were independent: R. Cary Blair, Richard T. Delaney, Mary R. Hennessy, Eileen Hilton, James N. Meehan and Arthur J. Rothkopf. Except with respect to the relationships described below, the Board affirmatively determined that these Board members were independent because they met the requirements of the Categorical Standards:

General Information: Partnerships affiliated with Kohlberg Kravis Roberts & Co. L.P. (which we refer to as “KKR”) owned 40.5% and 38.5% of our Common Stock as of December 31, 2005 and 2004, respectively, and were significant stockholders as of December 31, 2003 before our initial public offering. For more information regarding our relationships with KKR, see the information below under the caption entitled “Certain Relationships and Related Transactions - Consulting Services Fees.” Partnerships affiliated with KKR owned approximately 40.7%, 40.6%, and 40.6% of Alea at December 31, 2005, 2004 and 2003, respectively.

Richard T. Delaney: Mr. Delaney was a director of Alea from January 1, 2002 to October 16, 2003, prior to joining our Board. After he resigned from Alea’s board of directors through the end of 2004, Mr. Delaney continued consulting for Alea. In 2004, he received consulting fees from Alea totalling $150,000 plus grants for 26,964 shares of Alea stock. In late 2004 and early 2005, Mr. Delaney consulted briefly with KKR in connection with a potential acquisition, but he did not bill KKR for that work. None of Mr. Delaney’s consulting work for Alea or KKR involved Bristol West or any of its subsidiaries. The Board did not consider these relationships, individually or in the aggregate, to be material for purposes of determining Mr. Delaney’s independence.

Mary R. Hennessy: In late 2004 and 2005, Ms. Hennessy performed consulting services for KKR in connection with a portfolio investment and a potential acquisition. The total consulting fees that Ms. Hennessy received for this work constituted less than 10% of her 2005 total income. None of Ms. Hennessy’s consulting work for KKR involved Bristol West or any of its subsidiaries. The Board did not consider this consulting relationship to be material for purposes of determining Ms. Hennessy’s independence.

James N. Meehan: Mr. Meehan’s son is an employee of Deloitte Consulting LLP, a member firm of Deloitte Touche Tohmatsu. Deloitte & Touche LLP, our independent auditors, is also a member firm of Deloitte Touche Tohmatsu. Mr. Meehan’s son is not a partner of Deloitte Consulting LLP, does not work in any audit, assurance or tax compliance practice of Deloitte Touche Tohmatsu or any of its member firms, and has never worked on the audit of Bristol West’s financial statements. The Board did not consider this relationship to be material for purposes of determining Mr. Meehan’s independence.

Arthur J. Rothkopf: Mr. Rothkopf is a director of Insurance Services Office (which we refer to as “ISO”). ISO is a vendor that provides services to Bristol West. Our payments to ISO in 2005, 2004 and 2003 were approximately $1,053,000, $823,000, and $788,000, respectively. The payments we made to ISO in 2005, which exceeded $1 million, also did not exceed 2% of ISO’s consolidated gross revenues for 2005. The Board did not consider this relationship to be material for purposes of determining Mr. Rothkopf’s independence.

Audit Committee Membership Criteria. In accordance with the NYSE’s corporate governance standards, our Corporate Governance Guidelines provide that no member of the Audit Committee may serve simultaneously on the audit committees of more than three other public company boards, unless the Board determines that such simultaneous service would not impair such director’s ability to effectively serve on the Audit Committee and that determination is disclosed in our annual proxy statement. Directors are required to advise the Chief Executive Officer and the Chairman of the Board and the Chairman of the Corporate Governance and Nominating Committee before they accept an invitation to serve on the audit committee of any public company board.

Director Self-Evaluation. Our Corporate Governance Guidelines address evaluation of the performance of the Board and Board committees. Our Board, acting through the Corporate Governance and Nominating Committee, conducts an annual self-evaluation to determine whether it is functioning effectively. Each Board committee, other than the executive committee, conducts an annual self-evaluation to determine whether it is functioning effectively and reports the results to the Board, acting through the Corporate Governance and Nominating Committee.

Meetings of Non-Management and Independent Directors. Our non-management directors meet in separate executive sessions without senior management for a portion of each meeting. At least once per year, the independent directors meet in a separate executive session without senior management and non-independent directors for a portion of the meeting. The NYSE corporate governance standards define non-management directors to include any directors who are not executive officers of our Company, including any directors who are not independent by virtue of a material relationship, former status or family relationship, or for any other reason.

Presiding Director. The directors at each executive session of non-management or independent directors determine the Chairman for the executive session.

Communications with Stockholders and Other Constituencies. Our CEO is responsible for establishing effective communications with our stakeholder groups, including stockholders, the press, clients, suppliers, governments and representatives of the communities in which it operates. It is our policy to appoint individuals to communicate and interact fully with these stakeholders and the Board will look to senior management to speak for Bristol West. This policy does not preclude outside directors from communicating directly with stockholders or other constituencies about Bristol West matters, but any such communications will generally be held at the request of the Board or senior management with senior management present.

Communicating with Our Directors. So that our stockholders and other interested parties may make their concerns known, we have established a method for communicating with our directors, including non-management directors. A stockholder may communicate with the non-management directors or propose an individual to the Corporate Governance and Nominating Committee for its consideration as a nominee for election to the Board either (1) by writing to the Chief Legal Officer and Corporate Secretary at Bristol West Holdings, Inc., 5701 Stirling Road, Davie, Florida 33314, Attention: Corporate Governance Hotline, or (2) by calling our Corporate Governance Hotline at (800) 819-9714. Communications intended specifically for our non-management directors should be marked “Attention: Non-Management Director Communications.” Communications intended specifically for our Audit Committee should be marked “Attention: Audit Committee.” All other director communications should be marked “Attention: Director Communications.” Our Corporate Governance Hotline will forward to the Audit Committee all communications specifically directed to that committee and will forward all other Hotline communications to our Chief Legal Officer and Corporate Secretary. Our Chief Legal Officer and Corporate Secretary will facilitate all such communications. We have posted a summary of this method of communicating with our directors on our Internet website at www.bristolwest.com. More information regarding stockholder submissions of recommendations for director candidates is included below under the caption “Election of Directors - Director Nominations - Stockholder Nominations.”

Codes of Conduct and Business Ethics

Code of Conduct and Business Ethics. The Board adopted a Code of Conduct and Business Ethics for all of our directors, officers and employees. Failure to comply with the Code of Conduct and Business Ethics is a serious offense and will result in appropriate disciplinary action. We will disclose, to the extent and in the manner required by any applicable law or NYSE corporate governance standard, any waiver of any provision of this Code of Conduct and Business Ethics.

Code of Conduct and Business Ethics Policy for Chief Executive Officer and Senior Financial Officers. The Board also adopted a Code of Conduct and Business Ethics Policy for our principal executive officer (our Chairman and Chief Executive Officer) and our principal financial and principal accounting officer (our Chief Financial Officer) as well as our Corporate Controller and other senior financial officers. These officers are expected to adhere at all times to this Code of Conduct and Business Ethics Policy. Failure to comply with this Code of Conduct and Business Ethics Policy is a serious offense and will result in appropriate disciplinary action. Our Board has the authority to independently approve, in their sole discretion, any such disciplinary action as well as any amendment to and any waiver or material departure from a provision of this Code of Conduct and Business Ethics Policy. We will disclose on our website at www.bristolwest.com, to the extent and in the manner permitted by Item 5.05 of Form 8-K under the Exchange Act, the nature of any amendment to this Code of Conduct and Business Ethics Policy (other than technical, administrative, or other non-substantive amendments), our approval of any material departure from a provision of this Code of Conduct and Business Ethics Policy, and our failure to take action within a reasonable period of time regarding any material departure from a provision of this Code of Conduct and Business Ethics Policy that has been made known to any of our executive officers.

Copies. We have posted copies of each of these codes of conduct and business ethics on our website at www.bristolwest.com. Copies of these codes of conduct and business ethics are also available, without charge, at the written request of any shareholder of record. Requests for copies should be mailed to: Bristol West Holdings, Inc., 5701 Stirling Road, Davie, Florida 33314, Attention: Corporate Secretary.

Meetings of the Board of Directors

The Board held five meetings during 2005. It is expected that the Board will hold at least five meetings during 2006.

Each of the incumbent directors who held office in 2005 attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Board committees on which he or she served during his or her period of office. Our Corporate Governance Guidelines provide that all directors should make every effort to attend meetings of our stockholders, either in person or by telephone or video conference. All 11 of our directors attended the annual meeting of our stockholders held on May 12, 2005, either in person or by telephone.

Committees of the Board of Directors

Independent Board Committees

The Board has an audit committee, a compensation committee, and a corporate governance and nominating committee. The Board has determined that each member of these three committees is independent. See “Election of Directors — Corporate Governance — Director Independence” above.

Audit Committee. The Audit Committee of the Board (which we refer to as the “Audit Committee”) is composed of three directors: James N. Meehan (Chairman), Richard T. Delaney and Mary R. Hennessy. The Board has determined that James N. Meehan qualifies as an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”). All members of the Audit Committee qualify as “financially literate” pursuant to the NYSE’s corporate governance standards.

The principal duties and responsibilities of the Audit Committee are set forth in its charter, which was adopted by the Board. See “Copies of Committee Charters” below. The Audit Committee’s purpose is to have direct responsibility for the duties and responsibilities that are set forth in its charter and are otherwise delegated to the committee by the Board. These duties and responsibilities include the following: (a) review the integrity of our financial reporting process, both internal and external; (b) retain and terminate the independent auditors and approve all engagement fees and terms; (c) oversee the work of the independent auditors and any other registered public accounting firm engaged by Bristol West; (d) review the qualifications, performance and independence of the independent auditors; (e)  review and discuss the responsibilities, budget and staffing of Bristol West’s internal audit function; (f) discuss Bristol West’s guidelines and policies with respect to risk assessment and risk management; and (g) review and approve related party transactions to which Bristol West is a party.

The Audit Committee held 15 meetings during 2005. The report of the Audit Committee is included below under the heading “Audit Committee Report.”

Compensation Committee. The Compensation Committee of the Board (which we refer to as the “Compensation Committee”) is composed of three directors: R. Cary Blair (Chairman), Richard T. Delaney and Eileen Hilton.

The principal duties and responsibilities of the Compensation Committee are set forth in its charter, which was adopted by the Board. See “Copies of Committee Charters” below. The Compensation Committee’s purpose is to have direct responsibility for the duties and responsibilities that are set forth in its charter and are otherwise delegated to the committee by the Board. These duties and responsibilities include the following: (a) establish and review our overall compensation philosophy; (b) review and approve corporate goals and objectives relevant to the compensation of our CEO and other executive officers, including annual performance objectives; (c) evaluate the performance of our CEO and other executive officers in light of these goals and objectives and, based on this evaluation, determine and approve the annual salary, bonus, stock options and other benefits of the CEO and other executive officers; (d) oversee the development and implementation of our executive compensation programs; and (e) review and make recommendations to the Board with respect to our incentive compensation plans and equity-based plans and oversee the activities of the individuals responsible for administering these plans.

The Compensation Committee held five meetings during 2005. The report of the Compensation Committee is included in this proxy statement under the heading “Compensation Committee Report.”

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee (which we refer to as the “Corporate Governance and Nominating Committee”) is composed of four directors: Arthur J. Rothkopf (Chairman), R. Cary Blair, Mary R. Hennessy and James N. Meehan.

The principal duties and responsibilities of the Corporate Governance and Nominating Committee are set forth in its charter, which was adopted by the Board. See “Copies of Committee Charters” below. The Corporate Governance and Nominating Committee’s purpose is to have direct responsibility for the duties and responsibilities that are set forth in its charter and are otherwise delegated to the committee by the Board. These duties and responsibilities include the following: (a) identify individuals believed to be qualified to serve on the Board and select, or recommend that the Board select, candidates to be nominated for election to the Board; (b) evaluate candidates for nomination to the Board, including those recommended by stockholders; (c) review and make recommendations regarding the composition and size of the Board; (d) recommend members of the Board to serve on Board committees and as the Chair of each committee; (e) review the adequacy of Bristol West’s charter and by-laws and propose amendments, as appropriate; (f) develop and recommend to the Board corporate governance principles for Bristol West and propose amendments, as appropriate; and (g) oversee and approve our management continuity planning process.

The Corporate Governance and Nominating Committee selects and evaluates director nominees using a process that is described below under the heading “Election of Directors - Director Nominations.” In addition, the Corporate Governance and Nominating Committee develops and recommends to the Board corporate governance principles applicable to Bristol West’s directors, officers and employees. The Corporate Governance and Nominating Committee will also consider and evaluate candidates properly submitted for nomination by stockholders in accordance with the procedures set forth in our by-laws, which are described below under the heading “Election of Directors - Director Nominations - Stockholder Nominations.”

The Corporate Governance and Nominating Committee held four meetings during 2005.

Copies of Committee Charters. We have posted on our Internet website at www.bristolwest.com copies of the charters of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. A copy of the Audit Committee charter is also attached to this proxy statement as Appendix B. Copies of these charters are also available, without charge, at the written request of any shareholder of record. Requests for copies should be mailed to: Bristol West Holdings, Inc., 5701 Stirling Road, Davie, Florida 33314, Attention: Corporate Secretary.

Director Nominations

As provided in its charter, our Corporate Governance and Nominating Committee is responsible for evaluating and recommending candidates for the Board, including incumbent directors whose terms are expiring and potential new directors. The committee takes into account all factors it considers appropriate in identifying candidates for membership on the Board, which may include (1) ensuring that the Board as a whole is diverse and consists of individuals with various and relevant knowledge, skills, experience and expertise; (2) minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially; and (3) present needs on the Board. The committee periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. If no vacancies are anticipated, the committee considers the current qualifications of incumbent directors whose terms are expiring. If vacancies arise or the committee anticipates vacancies, the committee considers various potential candidates for director.

Stockholder Nominations. The Corporate Governance and Nominating Committee will consider all stockholder recommendations for director candidates, which should be sent to the committee, c/o George G. O’Brien, Chief Legal Officer and Corporate Secretary, Bristol West Holdings, Inc., 5701 Stirling Road, Davie, FL 33314. Different requirements apply with respect to submitting shareholder proposals (including director nominations) for inclusion in the Proxy Statement and with respect to other proposals (including director nominations) to be considered at an Annual Meeting of Stockholders, as described above under the heading “General Information - Stockholder Proposals, Director Nominations And Related By-law Provisions.” Our Corporate Secretary received no stockholder nominations for consideration at the 2006 Annual Meeting.

Director Selection Process. In addition to considering candidates suggested by stockholders, the Committee considers candidates recommended by current directors, company officers, employees, professional search firms the committee may seek to engage, or other persons. Nine of the nominees that the Board has recommended for election by the stockholders are incumbent directors whose terms are expiring. The Board has also nominated Jeffrey J. Dailey, our President and Chief Operating Officer. The Board nominated Mr. Dailey at the recommendation of James R. Fisher. The Board’s recommendations are described above under the heading “Election of Directors - Recommendation of the Board of Directors.”

Our by-laws do not establish a mandatory retirement age for directors. As described above under the heading “Election of Directors - Retiring Directors,” two of our directors have advised us that they do not intend to stand for re-election at the 2006 Annual Meeting and will retire from the Board at that time. At this time, the Board has elected to fill only one of these vacancies, as described above under the heading “Election of Directors - Recommendation of the Board of Directors.”

With respect to stockholder recommendations for director candidates, the Corporate Governance and Nominating Committee first will confirm that the recommending stockholders have met the applicable requirements with respect to stockholder nominations, which are described above under the heading “General Information - Stockholder Proposals, Director Nominations and Related By-law Provisions.” The committee will then aggregate and consider qualifying nominations. The committee screens all candidates in the same manner regardless of the source of the recommendation. The Corporate Governance and Nominating Committee uses the Director Selection Process included in our Corporate Governance Guidelines in performing its selection function. We have posted our Corporate Governance Guidelines on our Internet website at www.bristolwest.com. The committee reviews written materials provided with respect to the candidate. If a stockholder provides materials in connection with the nomination of a director candidate, our Corporate Secretary will forward such materials to the committee. The committee determines whether the candidate meets all of the qualifications applicable to Bristol West director candidates and whether it is appropriate to request additional information or an interview.

The Board, based on the recommendation of the Corporate Governance and Nominating Committee, will select new nominees for the position of director by reference to the Director Qualification Standards included in our Corporate Governance Guidelines, which, at a minimum, include the following factors: integrity, reputation, judgment, knowledge, experience, maturity, skills and personality, and commitment. The Board also considers the candidate’s independence, as described above under the heading “Election of Directors - Corporate Governance - Director Independence.” Based on its evaluation of any director candidates nominated by stockholders, the Board will determine whether to include the candidate in its recommended slate of director nominees.

Director Compensation

Pursuant to the schedule for non-employee director compensation approved by the Compensation Committee and the Board, in 2005, the directors, other than Mr. James R. Fisher, received annual directors’ fees of $40,000. Mr. James N. Meehan received an additional annual fee of $15,000 in 2005 for his duties as Chairman of the Audit Committee. Mr. Richard T. Delaney and Ms. Mary R. Hennessy each received an additional annual fee of $7,500 in 2005 for their duties as members of the Audit Committee. The directors are entitled to receive currently any portion of their fees in the form of Common Stock and to defer receipt of any portion of their fees under the Bristol West Holdings, Inc. Non-Employee Directors’ Deferred Compensation and Stock Award Plan (which we refer to as the “Non-Employee Directors’ Plan”), and some of the directors have made such an election. Directors were also reimbursed for their reasonable out-of-pocket expenses in attending meetings. Mr. James R. Fisher received no separate compensation in 2005 for his services as a director.

Non-Employee Director Compensation Table for 2005

The following table provides information on compensation for non-employee directors who served during 2005:

Name	Annual Cash Retainer	Committee Chair Retainer	Committee Membership Retainer	Total 2005 Compensation	Received in 2005		Deferred in 2005 as Phantom Stock(#)	Dividends Credited in 2005 to Deferred Account (1)		Value of Aggregate Phantom Stock Holdings at 12/31/2005 (2)

R. Cary Blair	$40,000	--	--	$40,000	$40,000		--	--		--
Richard T. Delaney	40,000	--	$7,500	47,500	47,500	(3)	--	--		--
Todd A. Fisher	40,000	--	--	40,000	--		2,267	$533	(4)	$65,023
Perry Golkin	40,000	--	--	40,000	--		2,267	533	(4)	65,023
Inder-Jeet S. Gujral	40,000	--	--	40,000	--		2,267	533	(4)	65,023
Mary R. Hennessy	40,000	--	7,500	47,500	--		2,692	633	(5)	77,215
Eileen Hilton	40,000	--	--	40,000	40,000		--	--		--
James N. Meehan	40,000	$15,000	--	55,000	27,500		1,558	367	(6)	44,704
Scott C. Nuttall	40,000	--	--	40,000	--		2,267	533	(4)	65,023
Arthur J. Rothkopf	40,000	--	--	40,000	20,000		1,133	267	(7)	32,512

(1)
No director has voting power with respect to phantom shares of Common Stock. This column reflects dividends accrued for the benefit of, but not yet received by, the directors with respect to the phantom shares. We pay such accrued dividends when the director elects to receive the deferred compensation.

(2)	These values are based on the last reported closing price per share of Common Stock of $19.03 on December 30, 2005, the last trading day of 2005, as reported on the NYSE.

(3)
Mr. Delaney elected to receive all of his 2005 fees in Common Stock. During 2005, he received 2,692 shares of Common Stock at the following price per share for each quarter, which was determined based on the average fair market value of the shares over the quarter, in accordance with the Non-Employee Directors’ Plan: $18.28 for the first quarter, $16.53 for the second quarter, $17.37 for the third quarter, $18.55 for the fourth quarter.

(4)
The amount reflected was invested in Common Stock as follows: approximately $56 at $15.72 per share on March 10, 2005, approximately $117 at $17.71 per share on June 9, 2005, approximately $160 at $17.42 per share on September 1, 2005, and approximately $201 at $18.74 per share on November 25, 2005, with each per share price representing the last reported closing price per share of Common Stock on that date as reported on the NYSE.

(5)
The amount reflected was invested in Common Stock as follows: approximately $67 at $15.72 per share on March 10, 2005, approximately $139 at $17.71 per share on June 9, 2005, approximately $190 at $17.42 per share on September 1, 2005, and approximately $238 at $18.74 per share on November 25, 2005, with each per share price representing the last reported closing price per share of Common Stock on that date as reported on the NYSE.

(6)
The amount reflected was invested in Common Stock as follows: approximately $39 at $15.72 per share on March 10, 2005, approximately $80 at $17.71 per share on June 9, 2005, approximately $110 at $17.42 per share on September 1, 2005, and approximately $138 at $18.74 per share on November 25, 2005, with each per share price representing the last reported closing price per share of Common Stock on that date as reported on the NYSE.

(7)
The amount reflected was invested in Common Stock as follows: approximately $28 at $15.72 per share on March 10, 2005, approximately $58 at $17.71 per share on June 9, 2005, approximately $80 at $17.42 per share on September 1, 2005, and approximately $100 at $18.74 per share on November 25, 2005, with each per share price representing the last reported closing price per share of Common Stock on that date as reported on the NYSE.

Restricted Stock Awards Granted, Dividends Paid and Aggregate Number and Value of Holdings

The following table sets forth certain information concerning restricted stock held by non-employee directors during 2005:

Name	Aggregate Restricted Stock Holdings at December 31, 2005 (1) (#)	Dividends Credited in 2005 on Aggregate Restricted Stock Holdings (2) ($)	Value of Aggregate Restricted Stock Holdings at 12/31/2005 (3) ($)

R. Cary Blair	2,174	$565	$41,371
Richard T. Delaney	2,174	565	41,371
Todd A. Fisher	--	--	--
Perry Golkin	--	--	--
Inder-Jeet S. Gujral	2,174	565	41,371
Mary R. Hennessy	2,174	565	41,371
Eileen Hilton	2,174	565	41,371
James N. Meehan	2,174	565	41,371
Scott C. Nuttall	--	--	--
Arthur J. Rothkopf	2,174	565	41,371

(1)
These restricted stock awards will be forfeited if the director’s service with Bristol West terminates prior to the vesting date, except for death or disability. The vesting of these restricted stock awards is accelerated in full for certain mergers, sales or other business combinations and for death or disability. Each director has sole voting power with respect to shares of restricted stock, but does not have investment power or the right to receive dividends with respect to the shares until the shares are vested pursuant to the terms of the restricted stock grants.

(2)
This column reflects dividends accrued for the benefit of, but not received by, the directors for the restricted stock awards. We pay such accrued dividends to the directors upon the vesting of the restricted stock.

(3)	These values are based on the last reported closing price per share of Common Stock of $19.03 on December 30, 2005, the last trading day of 2005, as reported on the NYSE.

Non-Employee Director Compensation Schedule

Bristol West’s employee directors receive no separate compensation for serving on our Board. In February 2006, the Compensation Committee and the Board approved the following schedule for non-employee director compensation, subject to change from time to time as determined by the Compensation Committee and the Board:

•	Fees in 2006: Bristol West’s non-employee directors will receive the following fees payable quarterly in arrears during 2006:
o	Annual Cash Retainer: The non-employee directors will each receive annual directors’ fees of $40,000.
o	Audit Committee Retainers:
▪	Committee Chair Retainer: The Chairperson of the Audit Committee will receive an additional annual fee of $15,000.
▪	Committee Member Retainer: The other members of the Audit Committee will each receive an additional annual fee of $7,500.
o	Compensation Committee Chair Retainer: The Chairperson of the Compensation Committee will receive an additional annual fee of $7,500.
o	Corporate Governance and Nominating Committee Chair Retainer: The Chairperson of the Corporate Governance and Nominating Committee will receive an additional annual fee of $7,500.
o
Form of Awards: Each non-employee director will receive such fees in cash unless he or she elects to receive all or a portion of such fees in the form of Common Stock issued pursuant to the 2004 Stock Incentive Plan and the Non-Employee Directors’ Plan. The non-employee directors are also entitled to defer receipt of all or a portion of these fees in phantom shares of Common Stock under the Non-Employee Directors’ Plan.

•
Restricted Stock Awards. The Compensation Committee awarded the following directors restricted stock in the amount of $40,000 in February 2006: R. Cary Blair, Richard T. Delaney, Inder-Jeet S. Gujral, Mary R. Hennessy, Eileen Hilton, James N. Meehan and Arthur J. Rothkopf. These directors are non-employee directors who are not affiliated with KKR. These restricted stock awards will cliff vest on February 21, 2008 and will be forfeited if the director ceases to serve as a director prior to the vesting date, except for death or disability. The vesting of these restricted stock awards is accelerated in full for certain mergers, sales or other business combinations and for death or disability. The Compensation Committee also approved the making of such awards every other year on a regular basis.

Directors will also be reimbursed for their reasonable out-of-pocket expenses in attending meetings.

EXECUTIVE OFFICERS

Set forth below are the names, ages and current positions of our executive officers.

Name	Age	Position
James R. Fisher	50	Chief Executive Officer and Chairman of the Board
Jeffrey J. Dailey	49	President and Chief Operating Officer
Simon J. Noonan	42	Executive Vice President—Actuarial/Product
Anne M. Bandi	49	Senior Vice President—Operations
George N. Christensen	60	Senior Vice President—Business Integration
Brian J. Dwyer	49	Senior Vice President—Product Research and Development
Craig E. Eisenacher	58	Senior Vice President—Chief Financial Officer
Nila J. Harrison	42	Senior Vice President—Human Resources
Ronald E. Latva	41	Senior Vice President—Product Management
George G. O’Brien	50	Senior Vice President—Chief Legal Officer and Corporate Secretary
John L. Ondeck	46	Senior Vice President—Chief Information Officer
Alexis S. Oster	37	Senior Vice President—General Counsel
Robert D. Sadler	42	Senior Vice President—Marketing
James J. Sclafani, Jr.	46	Senior Vice President—Claims
Audrey E. Sylvan	42	Senior Vice President—Product Management

James R. Fisher.     Mr. Fisher has been our CEO and Chairman of the Board since September 2000 and has been a Bristol West director since July 1998. Mr. Fisher has been the managing member of Fisher Capital Corp. L.L.C. since March 1997. From 1986 through March 1997, Mr. Fisher held various executive positions at American Re Corporation. Currently, Mr. Fisher is a director of Willis (retiring April 2006) and Alea (Bermuda) and a trustee of Lafayette College in Easton, Pennsylvania. On February 21, 2006, Mr. Fisher notified our Board that, as part of our ongoing management succession process, he would like to relinquish his title as CEO effective as of July 1, 2006. The Board accepted Mr. Fisher’s recommendations. Effective July 1, 2006, Mr. Fisher will continue to serve as Executive Chairman of the Board.

Jeffrey J. Dailey.    Mr. Dailey has been our President since December 2003 and Chief Operating Officer since April 2001. Mr. Dailey has 26 years of experience in the insurance industry. Prior to joining Bristol West in 2001, Mr. Dailey was the Chief Executive Officer of Reliant Insurance. Prior to joining Reliant in 1996, Mr. Dailey spent 14 years with The Progressive Corporation, holding numerous executive positions culminating as President of Progressive's Northeast Division. On February 21, 2006, James R. Fisher notified our Board that, as part of our ongoing management succession process, he would like to relinquish his title as CEO effective as of July 1, 2006. Mr. Fisher recommended the promotion of Mr. Dailey to the position of CEO. The Board accepted Mr. Fisher’s recommendations.

Simon J. Noonan, FIA, MAAA.    Mr. Noonan has been our Executive Vice President—Actuarial/Product since May 2005. He served as our Senior Vice President—Actuarial/Product from April 2002 to May 2005. Prior to joining Bristol West in 2002, Mr. Noonan was the Chief Executive Officer of Metis Financial LLC, a consulting firm specializing in the property and casualty insurance market, since November of 1997. Prior to joining Metis, Mr. Noonan served as a Senior Manager and Director in the insurance practice of KPMG from 1991 through 1997. On February 21, 2006, James R. Fisher, our CEO and Chairman of the Board, notified our Board that, as part of our ongoing management succession process, he would like to relinquish his title as CEO effective as of July 1, 2006. Mr. Fisher recommended the promotion of Mr. Dailey, our President and Chief Operating Officer, to the position of CEO. Mr. Fisher also recommended that, effective as of July 1, 2006, Mr. Noonan succeed Mr. Dailey to the position of Chief Operating Officer. The Board accepted Mr. Fisher’s recommendations.

Anne M. Bandi.    Ms. Bandi has been our Senior Vice President—Operations since April 2001. Ms. Bandi has 26 years of insurance operations experience. Prior to joining Bristol West, Ms. Bandi had been the Senior Vice President of Operations at Reliant Insurance since February 1996. Prior to joining Reliant, Ms. Bandi spent 16 years with The Progressive Corporation in a variety of operations management positions.

George N. Christensen.    Mr. Christensen has been our Senior Vice President—Business Integration since April 2001. Mr. Christensen joined Bristol West in 1978 and has served in various roles since that time, including Chief Information Officer.

Brian J. Dwyer.    Mr. Dwyer has been our Senior Vice President—Product Research and Development since August 2003. Mr. Dwyer has 16 years of insurance industry experience. Prior to joining Bristol West, Mr. Dwyer served in various management roles for The Progressive Corporation from 1989 through 2002, including Regional Marketing Manager and General Manager. Prior to joining The Progressive Corporation, Mr. Dwyer served as a senior manager with Ernst & Whinney, a major accounting firm.

Craig E. Eisenacher.    Mr. Eisenacher has been our Senior Vice President—Chief Financial Officer since June 1, 2004. From December 2003 until June 1, 2004, he was our Senior Vice President—Corporate Finance. Prior to joining Bristol West in December 2003, Mr. Eisenacher was a Managing Director with Century Capital Management, Inc., an investment management firm engaged in public and private equity investing with a focus on companies engaged in insurance and financial services. From 1996 through 1999, Mr. Eisenacher was Vice President of General Reinsurance Corp. Prior to 1996, Mr. Eisenacher held several senior management positions at insurance and reinsurance companies, including Treasurer and Controller of the CIGNA Property and Casualty Group, Vice President—Finance of American Re-Insurance Company and Senior Vice President and Chief Financial Officer of Prudential Reinsurance Company.

Nila J. Harrison.    Ms. Harrison has been our Senior Vice President—Human Resources since April 2001. Ms. Harrison has 21 years of human resources experience. Prior to joining Bristol West, Ms. Harrison was the Senior Vice President, Human Resources for Reliant. Prior to joining Reliant in April 1996, Ms. Harrison was in the retail industry, where she spent 12 years in human resources management positions with Fabri-Centers of America Inc. and Limited Brands Inc.

Ronald E. Latva. Mr. Latva has been our Senior Vice President—Product Management since May 2004.  From August 2000 until May 2004, he was a Vice President and National Product Manager for Bristol West.  Mr. Latva has over 19 years of insurance product management experience.  Prior to joining Bristol West, he served as an Assistant Vice President at Allmerica Financial from 1997 to 2000.  From 1986 through 1997, he held various pricing and product management positions at Great American Insurance.

George G. O’Brien. Mr. O'Brien has been our Senior Vice President—Chief Legal Officer and Corporate Secretary since March 2004. Prior to joining Bristol West, Mr. O'Brien had his own litigation practice since 1994. He began consulting with Bristol West in March 2003. From 1980 until 1994, Mr. O’Brien was a partner with the law firm of Dechert Price & Rhoads, and from 1980 until 1988 he was an associate with that firm.

John L. Ondeck.    Mr. Ondeck has been our Senior Vice President—Chief Information Officer since May 2002. Mr. Ondeck has over 14 years of information technology experience. Prior to joining Bristol West in 2002, Mr. Ondeck was President of Armstrong and Lures, Inc., a software consulting firm from 2001 to 2002 and 1998 to 2000. Mr. Ondeck was a Vice President of Sales and Operations for Digital Day, a software development firm, from 2000 to 2001. From 1990 through 1997, Mr. Ondeck held management positions at Oracle Corporation and Kraft General Foods.

Alexis S. Oster.   Ms. Oster has been our Senior Vice President—General Counsel since April 2001. Ms. Oster has 13 years of experience in the insurance industry. Prior to joining Bristol West in 2001, Ms. Oster served as General Counsel for Reliant. Prior to joining Reliant in 1996, Ms. Oster was corporate counsel of USF&G Insurance, with a primary focus on regulatory matters, company licensing and general corporate legal matters.

Robert D. Sadler.    Mr. Sadler has been our Senior Vice President—Marketing since April 2001. Prior to joining Bristol West in 2001, Mr. Sadler was the Chief Financial Officer for Reliant Insurance. Mr. Sadler was with Reliant Insurance from May 1996 through March 2001. Prior to joining Reliant, Mr. Sadler served as the Chief Financial Officer of Agency Insurance Company and as a manager for Ernst & Young in their insurance practice.

James J. Sclafani, Jr.    Mr. Sclafani has been our Senior Vice President—Claims since January 2003. Mr. Sclafani has 22 years of automobile claims management experience. Prior to joining Bristol West, Mr. Sclafani was Vice President and world-wide manager of liability claims for Enterprise Rent-A-Car. Prior to joining Enterprise in 1994, Mr. Sclafani was with The Progressive Corporation for 10 years holding various claim management positions.

Audrey E. Sylvan. Ms. Sylvan has been our Senior Vice President-Product Management since May 2004. From April 2001 through May 2004, Ms. Sylvan was our Vice President-Product Management. Ms. Sylvan has 18 years of insurance experience in Product Management. Prior to joining Bristol West, Ms. Sylvan was Senior Vice President of Product Management for Reliant Insurance. Prior to joining Reliant in 1996, Ms. Sylvan was a Product Manager at The Progressive Corporation for eight years, where she managed both Specialty and Auto Products.

SECURITY OWNERSHIP

We are reporting the beneficial ownership of the shares of our Common Stock that is reflected in the two tables below on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Pursuant to SEC regulations, a person beneficially owns a security if that person, directly or indirectly, has or shares voting power (the power to vote or direct the voting) or investment power (the power to dispose or direct the disposition) with respect to that security. Under SEC regulations, more than one person may be considered to beneficially own the same securities and a person may be considered to beneficially own securities as to which that person has no economic interest. A person also beneficially owns securities if the person has a right to acquire beneficial ownership of the security within 60 days. In computing the number of shares of our Common Stock that a person beneficially owned and the percentage of beneficial ownership of that person, we have included in the table below with respect to each person any shares of Common Stock that the person may acquire through the exercise of options that are currently exercisable or exercisable within 60 days after the Record Date. However, these beneficially owned shares are not deemed outstanding for purposes of computing percentage beneficial ownership of any other person. Except as indicated in the footnotes to the table, each of the shareholders named in the table below has (or upon exercise will have) sole voting power and sole investment power with respect to the shares of Common Stock shown as beneficially owned by them.

Security Ownership of 5% Holders

The table below shows, as of April 3, 2006, the Record Date, with respect to each person known to us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, how many shares of our Common Stock such person beneficially owned:

Name and Address	Number of Shares	Percentage of Shares (1)

Bristol West Associates LLC (2) c/o Kohlberg Kravis Roberts & Co 9 West 57th St New York, NY 10019	12,434,318 (3)	41.2%
Stadium Capital Management LLC (4) 19785 Village Office Court, Suite 101 Bend, OR 97702	3,045,400	10.1%
T. Rowe Price Associates Inc. (5) 100 E. Pratt Street Baltimore, MD 21202	1,972,150	6.5%

(1)	The amounts in this column are based on an aggregate of 30,160,493 shares of Common Stock issued and outstanding as of April 3, 2006.

(2)
According to a Schedule 13G filed with the SEC on February 15, 2005, KKR 1996 GP, L.L.C. (which we refer to as “KKR 1996 GP”) is the general partner of KKR Associates 1996 L.P. (which we refer to as “KKR Associates 1996”), which is the general partner of KKR 1996 Fund L.P. (which we refer to as “KKR 1996 Fund”), which is the managing member of Bristol West Associates LLC (which we refer to as “BW Associates”). Further, according to this Schedule 13G, Messrs. Henry R. Kravis, George R. Roberts, Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Edward A. Gilhuly, Perry Golkin, Scott M. Stuart, Johannes P. Huth, Alex Navab and Todd A. Fisher, as members of KKR 1996 GP, may be deemed to share beneficial ownership of any shares beneficially owned by KKR 1996 GP, but disclaim such beneficial ownership. Accordingly, as of December 31, 2005, each of BW Associates, KKR 1996 Fund, KKR Associates 1996, and KKR 1996 GP had shared voting and shared dispositive power for 12,257,368 shares of Common Stock (approximately 40.6% of the outstanding shares)(See Note (1)). The address of Bristol West Associates LLC and of each individual listed in this footnote is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York, 10019.

(3)	This amount includes 176,950 shares owned by Aurora Investments II LLC, an affiliate of Bristol West Associates LLC. (which we refer to as “Aurora II”).

(4)
According to a Schedule 13G filed with the SEC on February 13, 2006, Stadium Capital Management LLC (which we refer to as “SCM”), is an investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares reported. Accordingly, as of December 31, 2005, SCM had shared voting and shared dispositive power for all of the shares reported. SCM is the general partner of Stadium Relative Value Partners, L.P., which is also a client of SCM and as of December 31, 2005, had shared voting power and shared dispositive power for 1,629,042 of the shares reported (approximately 5.4% of the outstanding Common Stock)(See Note (1)). Each of Alexander M. Seaver and Bradley R. Kent is a managing member of SCM and is reported to have had shared voting and shared dispositive power for all of the shares reported as of December 31, 2005.

(5)
According to a Schedule 13G filed with the SEC on February 14, 2006, these securities are owned by various individuals which T. Rowe Price Associates Inc. (which we refer to as “Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. As of December 31, 2005, Price Associates had sole voting power for 251,300 of the shares reported and shared dispositive power for all of the shares reported. For purposes of the reporting requirements of the Exchange Act, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

Security Ownership of Directors and Management

The table below shows, as of April 3, 2006, how many shares of our Common Stock each of the following beneficially owned: our directors, our nominees for director, our NEOs (as defined below under “Executive Compensation — Summary Compensation Table”) and our directors and executive officers as a group:

Name	Number of Shares (A)		Percentage of Shares (B)

James R. Fisher	1,053,485	(1)	3.5%
R. Cary Blair	6,313	(2)	*
Richard T. Delaney	12,649	(3)	*
Todd A. Fisher (4)	12,434,318	(5)(6)	41.2%
Perry Golkin (4)	12,434,318	(5)(7)	41.2%
Inder-Jeet S. Gujral	82,474	(8)	*
Mary R. Hennessy	4,313	(9)	*
Eileen Hilton	4,313	(10)	*
James N. Meehan	24,313	(11)	*
Scott C. Nuttall	--	(12)	*
Arthur J. Rothkopf	4,313	(13)	*
Jeffrey J. Dailey	433,043	(14)	1.4%
Craig E. Eisenacher	85,258	(15)	*
Simon J. Noonan	170,776	(16)	*
James J. Sclafani, Jr.	109,294	(17)	*

All directors and executive officers as a group (25 persons)	15,351,133		49.3%

*	Less than 1%.

(A)
The shares reported in this column include restricted stock awards that the Compensation Committee granted under the 2004 Stock Incentive Plan to our executive officers, some of which had not vested as of April 3, 2006. Each such person has sole voting power with respect to the shares, but does not have investment power with respect to the shares. We pay accrued dividends to the holder only after the shares of restricted stock are vested pursuant to the terms of such awards. The shares reported in this column also include, for each individual and for all directors and executive officers as a group, the number of shares of Common Stock issuable upon exercise by each such individual and all members of the group of outstanding stock options that are or will become exercisable prior to June 2, 2006.

(B)
The percentages in this column are based on an aggregate of 30,160,493 shares of Common Stock issued and outstanding as of April 3, 2006. For each individual, the issued and outstanding shares also are deemed to include the number of shares of Common Stock issuable upon exercise by that individual of outstanding stock options that are or will become exercisable prior to June 2, 2006. For all directors and executive officers as a group, the issued and outstanding shares also are deemed to include the number of shares of Common Stock issuable upon exercise by all members of the group of outstanding stock options that are or will become exercisable prior to June 2, 2006.

(1)
This amount includes 14,749 shares of restricted stock issued under the 2004 Stock Incentive Plan for Bristol West Holdings, Inc. and Subsidiaries (which we refer to as the “2004 Stock Incentive Plan”) that vest on February 22, 2007. Mr. Fisher has sole voting power and no investment power with respect to these restricted shares during the restriction period. Also, Mr. Fisher is the managing member of Fisher Capital Corp. LLC. As such, Mr. Fisher may be deemed to beneficially own 65,190 shares and 873,546 currently exercisable options to purchase shares of Common Stock at an exercise price of $3.83 that are held by Fisher Capital; Mr. Fisher disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein. Mr. Fisher also has an interest in, but does not beneficially own, 26,076 shares of Common Stock as an investor through an affiliate of KKR.

(2)	This amount includes 2,174 shares of restricted stock that vest on May 14, 2006 and 2,139 shares of restricted stock that vest on February 21, 2008.

(3)
This amount includes 5,000 shares held by Mr. Delaney’s spouse. This amount also includes 2,174 shares of restricted stock that vest on May 14, 2006 and 2,139 shares of restricted stock that vest on February 21, 2008.

(4)	The address of each of Mr. Todd A. Fisher and Mr. Golkin is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York, 10019.

(5)
This amount also includes 12,257,368 shares owned by BW Associates and 176,950 shares owned by Aurora II. KKR 1996 GP is the general partner of KKR Associates 1996, which is the general partner of KKR 1996 Fund, which is the managing member of BW Associates. Mr. Todd A. Fisher and Mr. Golkin, as members of KKR 1996 GP, may be deemed to share beneficial ownership of any shares beneficially owned by KKR 1996 GP, but disclaim such beneficial ownership. As of December 31, 2004, each of BW Associates, KKR 1996 Fund, KKR Associates 1996, and KKR 1996 GP had shared voting and shared dispositive power for 12,257,368 shares of Common Stock (see table above under the heading “Security Ownership of 5% Holders”).

(6)	This amount does not include approximately 3,966 phantom shares held by Mr. Todd A. Fisher under the Non-Employee Directors’ Plan.

(7)	This amount does not include approximately 3,966 phantom shares held by Mr. Golkin under the Non-Employee Directors’ Plan.

(8)
This amount includes 2,174 shares of restricted stock that vest on May 14, 2006 and 2,139 shares of restricted stock that vest on February 21, 2008. This amount also includes 78,161 shares of Common Stock that are held by Firemark Partners LLC. We entered into a services agreement with Firemark Partners LLC (which we refer to as “Firemark”), a service company created by Mr. Gujral. Pursuant to the Firemark services agreement, we granted Firemark options to purchase 521,520 shares of our Common Stock (which we refer to as the “Firemark Options”). Twenty-five percent of the Firemark Options vested in the first year of the Firemark services agreement. On November 21, 2005, Firemark assigned to OneShield 15% of the Firemark Options, representing options to purchase 78,228 shares of Common Stock. Subsequently, on March 24, 2006, Firemark exercised vested Firemark Options to purchase 110,823 shares of Common Stock. Firemark settled the exercise price of $424,452 for these options by foregoing 22,662 shares of Common Stock at a per share market close price of $18.73 per share. As of April 3, 2006, Firemark held unvested Firemark Options to purchase 332,469 shares of Common Stock.  See “Certain Relationships and Related Transactions - OneShield.” Mr. Gujral as a member and partner of Firemark may be deemed to share beneficial ownership of any shares beneficially owned by Firemark but disclaims such beneficial ownership except to the extent of his pecuniary interest therein. This amount does not include approximately 3,966 phantom shares held by Mr. Gujral under the Non-Employee Directors’ Plan.

(9)
This amount includes 2,174 shares of restricted stock that vest on May 14, 2006 and 2,139 shares of restricted stock that vest on February 21, 2008. This amount does not include approximately 4,710 phantom shares held by Ms. Hennessy under the Non-Employee Directors’ Plan.

(10)	This amount includes 2,174 shares of restricted stock that vest on May 14, 2006 and 2,139 shares of restricted stock that vest on February 21, 2008.

(11)
This amount includes 2,174 shares of restricted stock that vest on May 14, 2006 and 2,139 shares of restricted stock that vest on February 21, 2008. This amount does not include approximately 2,727 phantom shares held by Mr. Meehan under the Non-Employee Directors’ Plan.

(12)	This amount does not include approximately 3,966 phantom shares held by Mr. Nuttall under the Non-Employee Directors’ Plan.

(13)
This amount includes 2,174 shares of restricted stock that vest on May 14, 2006 and 2,139 shares of restricted stock that vest on February 21, 2008. This amount does not include approximately 2,033 phantom shares held by Mr. Rothkopf under the Non-Employee Directors’ Plan.

(14)
This amount includes options to purchase 292,172 shares that are currently exercisable or become exercisable by Mr. Dailey within 60 days. This amount also includes 4,204 shares of restricted stock that vest on February 22, 2007; 54,348 shares of restricted stock that vest on May 14, 2009; 8,850 shares of restricted stock that vest on February 22, 2010; and 18,717 shares of restricted stock that vest on February 21, 2011.

(15)
This amount includes options to purchase 19,557 shares that are currently exercisable or become exercisable by Mr. Eisenacher within 60 days and 2,500 shares held by Mr. Eisenacher’s son. This amount also includes 1,770 shares of restricted stock that vest on February 22, 2007; 1,029 shares of restricted stock that vest on February 21, 2008; 27,174 shares of restricted stock that vest on May 14, 2009; 5,900 shares of restricted stock that vest on February 22, 2010; and 16,043 shares of restricted stock that vest on February 21, 2011.

(16)
This amount includes options to purchase 97,623 shares that are currently exercisable or become exercisable by Mr. Noonan within 60 days. This amount also includes 2,139 shares of restricted stock that vest on February 22, 2007; 1,003 shares of restricted stock that vest on February 21, 2008; 27,174 shares of restricted stock that vest on May 14, 2009; 5,900 shares of restricted stock that vest on February 22, 2010; and 17,380 shares of restricted stock that vest on February 21, 2011.

(17)
This amount includes options to purchase 52,103 shares that are currently exercisable or become exercisable by Mr. Sclafani within 60 days. This amount also includes 1,106 shares of restricted stock that vest on February 22, 2007; 869 shares of restricted stock that vest on February 21, 2008; 18,098 shares of restricted stock that vest on May 14, 2009; 5,900 shares of restricted stock that vest on February 22, 2010; and 13,369 shares of restricted stock that vest on February 21, 2011.

ITEM 2

RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP
AS INDEPENDENT AUDITOR FOR 2006

The Audit Committee has selected Deloitte & Touche LLP as the independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2006. The Board has ratified this selection. Deloitte & Touche LLP acted as our independent auditor for the fiscal year ended December 31, 2005. Representatives of Deloitte & Touche LLP will attend the 2006 Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer any appropriate questions.

Recommendation of the Board of Directors

The Board recommends that you vote FOR this proposal. Proxies returned without instructions will be voted FOR the ratification of the Audit Committee’s selection of Deloitte & Touche LLP as the independent auditor for 2006.

Other Independent Auditor Information

Fees to Deloitte & Touche LLP

The Board delegates the determination of the audit fees of Deloitte & Touche LLP and their respective affiliates (which we refer to collectively as “Deloitte”) to the Audit Committee. Deloitte has billed us for the following fees and expenses for professional services rendered to us for the fiscal years ended December 31, 2005 and December 31, 2004:

	2005 (5)	2004 (5)
Audit fees (1)	$1,348,750	$1,344,420
Audit-related fees (2)	695,900	37,700
Tax fees (3)	88,237	98,737
All other fees (4)	--	--
Total fees	$2,132,887	$1,480,857

(1)
Audit fees consist primarily of fees and expenses related to professional services rendered for the audit of our annual financial statements and the review of interim financial statements included in our quarterly reports on Form 10-Q during fiscal years ended December 31, 2005 and December 31, 2004, accounting consultations to the extent necessary for Deloitte to fulfill its responsibility under generally accepted auditing standards, as well as services that are normally provided by Deloitte in connection with other statutory and regulatory filings or engagements for those fiscal years. The amounts reflected for this fee category for fiscal 2005 and 2004 include the audit fees and expenses regardless of when billed.

(2)
Audit-related fees consist primarily of fees and expenses related to professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of our annual financial statements for the fiscal years ended December 31, 2005 and December 31, 2004, that are not included in the amounts disclosed as audit fees above. For 2005, audit-related fees represent internal control advisory services outside the scope of the audit ($660,500) as well as fees associated with the audit of our retirement plan. For 2004, audit-related fees represent fees associated with the audit of our retirement plan. The amounts reflected for this fee category for fiscal 2005 and 2004 include the audit-related fees and expenses billed in 2005 and 2004.

(3)
Tax fees consist primarily of fees and expenses related to professional services rendered for tax compliance, tax consulting, and tax planning for the fiscal years ended December 31, 2005 and December 31, 2004. The amounts reflected for this fee category for fiscal 2005 and 2004 include the tax fees and expenses billed in 2005 and 2004.

(4)
All other fees consist primarily of fees and expenses related to products and professional services for the fiscal years ended December 31, 2005 and December 31, 2004, that are not included in the amounts disclosed in the three other categories above. Deloitte did not perform any such services for which it billed us during 2005 or 2004.

(5)	The Audit Committee approved 100% of Deloitte’s services and the fees and expenses reflected in the line items entitled Audit fees, Audit-related fees, Tax fees and All other fees.

Audit Committee Pre-Approval of Services by the Independent Auditor

The Audit Committee approves in advance any audit or non-audit engagement or relationship between Bristol West and our independent auditor, other than prohibited non-auditing services. The Audit Committee has adopted procedures for the approval of audit and non-audit services between regularly scheduled Audit Committee meetings. The Chief Financial Officer is required to contact the Audit Committee Chairperson to request such approval. The Audit Committee Chairperson or another member of the Audit Committee designated by the Chairperson is empowered to approve in writing such services that in the aggregate will not exceed $100,000. The entire Audit Committee at the next regularly scheduled meeting is required to review and affirm this engagement. This procedure relates only to pre-approval of engagements by our independent auditor.

AUDIT COMMITTEE REPORT

The Audit Committee of Bristol West’s Board of Directors is composed of three directors each of whom is “independent” in accordance with the corporate governance standards of the NYSE, applicable rules and regulations of the SEC and Bristol West’s Corporate Governance Guidelines. The Audit Committee operates pursuant to a charter, a copy of which is attached to this proxy statement as Appendix B and is available on Bristol West’s Internet website at www.bristolwest.com. The Audit Committee met 15 times in 2005. Audit Committee members also engaged in other discussions with management, Bristol West’s independent auditors, Deloitte & Touche LLP, and each other from time to time during the year.

The Audit Committee’s purpose is to have direct responsibility for the duties and responsibilities that are set forth in its charter and are otherwise delegated to the committee by the Board. These duties and responsibilities include (a) review the integrity of Bristol West’s financial reporting process, both internal and external; (b) retain and terminate the independent auditors and approve all engagement fees and terms; (c) oversee the work of the independent auditors and any other registered public accounting firm engaged by Bristol West; (d) review the qualifications, performance and independence of the independent auditors; (e)  review and discuss the responsibilities, budget and staffing of Bristol West’s internal audit function; (f) discuss Bristol West’s guidelines and policies with respect to risk assessment and risk management; and (g) review and approve related party transactions to which Bristol West is a party.

Bristol West’s executive management is responsible for the financial statements and overall reporting process, including the system of internal control over financial reporting. The independent auditors are responsible for conducting annual audits and quarterly reviews of the financial statements and conducting an annual audit of management’s assessment that Bristol West maintained effective internal control over financial reporting as of the end of the year. The independent auditors report directly to the Audit Committee, consistent with the committee’s responsibilities. The independent auditors are responsible for expressing an opinion as to whether the consolidated financial statements present fairly in all material respects Bristol West’s financial position, results of operations and cash flows as of and for the periods presented in conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee discussed with Bristol West’s internal auditors and the independent auditors the overall scope and plans for their respective audits. The Audit Committee met with Bristol West’s internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Bristol West’s internal control over financial reporting, and the overall quality of Bristol West’s financial reporting. The Audit Committee also reviewed and discussed with management and the independent auditors the fiscal 2005 audited financial statements and management’s assessment that Bristol West maintained effective internal control over financial reporting as of December 31, 2005.

The Audit Committee monitored the progress and results of testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has been updated no less than quarterly on management’s process to assess the adequacy of the system of internal control over financial reporting, the framework used to make the assessment, and management’s conclusions regarding the effectiveness of internal control over financial reporting. The Audit Committee has also discussed with the independent auditors Bristol West’s internal control assessment process, management’s assessment with respect thereto and the independent auditors’ evaluation of the system of internal control over financial reporting.

The Audit Committee also received from the independent auditors the required communications, including the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended. The Audit Committee also discussed with the independent auditors the independent auditors’ independence and the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. In performing their oversight responsibility, members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s review, discussions and recommendations do not assure that the audit of Bristol West’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that management’s assessment that Bristol West maintained effective internal control over financial reporting as of the end of the year is fairly stated.

Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements be included in Bristol West’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC, and selected Deloitte & Touche LLP to serve as Bristol West’s independent auditor for 2006.

James N. Meehan (Audit Committee Chairperson)
Richard T. Delaney (Audit Committee member)
Mary R. Hennessy (Audit Committee member)

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed to be soliciting material or to be filed under such Acts.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth cash and other compensation paid or accrued for services rendered in 2005, 2004, and 2003 to our CEO and each of our four most highly compensated executive officers other than the CEO (whom we refer to, collectively with our CEO, as the “NEOs”).

		Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($) (A)		Other Annual Compensation ($) (B)		Restricted Stock Awards ($) (C)		Securities Underlying Options (#) (D)		All Other Compensation ($) (E)

James R. Fisher (1)	2005	$700,000	--	(2)	--		--		--		--
Chairman and Chief	2004	700,000	$175,000	(3)	--		$ 250,000	(4)	--		--
Executive Officer	2003	-	--		$ 25,000	(1)	--		--	(1)	--

Jeffrey J. Dailey	2005	$390,000	--	(2)	--		$ 150,000	(5)	--		$6,000
President and Chief	2004	390,000	$213,750		$ 56,138	(6)	1,071,250	(5)	--		2,340
Operating Officer	2003	387,115	232,500		--		--		3,706	(7)	398

Simon J. Noonan	2005	$293,305	$ 56,250		--		$ 118,750	(8)	--		$6,000
Executive Vice President-	2004	282,692	108,750		--		536,250	(8)	--		6,000
Actuarial/Product	2003	260,096	112,500		--		--		1,793	(9)	4,456

Craig E. Eisenacher	2005	$280,553	$ 57,750		--		$ 119,250	(10)	--		$6,000
Senior Vice President-	2004	275,000	90,000		--		530,000	(10)	--		--
Chief Financial Officer	2003	10,577	150,000	(11)	$202,580	(12)	--		--		--

James J. Sclafani, Jr.	2005	$291,906	$ 48,750		--		$ 116,250	(13)	--		$2,322
Senior Vice President-	2004	283,077	56,250		--		351,750	(13)	--		2,054
Claims	2003	266,538	284,353	(14)	--		--		1,255	(15)	--

(A)
Twenty-five percent of the annual bonus awards with respect to each of 2005 and 2004 was in the form of restricted stock awards. These restricted stock awards are included in the “Restricted Stock Awards” column of this table, not in this column. Twenty-five percent of the annual bonus awards with respect to 2003 was in the form of stock option awards. These stock option awards are included in the “Securities Underlying Options” column of this table, not in this column.

(B)
Unless reported in this column, the aggregate amount of perquisites and other personal benefits for any fiscal year did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for a named executive officer.

(C)
Dollar amounts shown equal the number of shares of restricted stock multiplied by the closing market price of our Common Stock on the dates of grant (i.e., $18.70 on February 21, 2006, $16.95 on February 22, 2005, and $18.40 on May 14, 2004). These restricted stock awards will be forfeited if the NEO’s employment with Bristol West terminates prior to the vesting date, except for death or disability. The vesting of these restricted stock awards is accelerated in full for certain mergers, sales or other business combinations and for death or disability. Each NEO has sole voting power with respect to shares of restricted stock, but does not have investment power with respect to the shares. We pay accrued dividends to the holder only after the shares of restricted stock are vested pursuant to the terms of such awards.

(D)
These stock option awards vested 50% on April 5, 2005 and 50% on April 5, 2006, the first and second anniversaries of the grant date, respectively. These stock option awards will expire on the following dates, among others, (1) April 5, 2014, the tenth anniversary of the grant date; (2) the first anniversary of the date on which the NEO’s employment with Bristol West terminates by reason of death, permanent disability or retirement; (3) immediately on the date on which Bristol West terminates the NEO’s employment for cause, or (4) 90 days after the date on which the NEO’s employment with Bristol West terminates for any other reason.

(E)
Dollar amounts reflected in this column represent matching contributions to the NEO’s 401(k) account under The Bristol West Retirement Plan (the “401(k) Plan”). These matching contributions vest 20% per year over a five year period provided that the participant is credited with at least 1,000 hours of service (as defined in the 401(k) Plan) for each year. The vesting of matching contributions under the 401(k) Plan is accelerated in full when a participant reaches age 65.

(1)
For the year ended December 31, 2003, James R. Fisher was not a direct employee of Bristol West. Mr. Fisher served as Chairman and Chief Executive Officer in 2003 pursuant to an agreement with Fisher Capital Corp., LLC (which we refer to as “Fisher Capital”) to provide to us management, consulting and certain other services (which we refer to as the “Fisher Capital Contract”), which is also described below under the heading “Certain Relationships and Related Party Transactions.” We paid to Fisher Capital all compensation for services provided to us by Mr. Fisher in 2003 pursuant to the Fisher Capital Contract. Mr. Fisher is the managing member of Fisher Capital, and received 86.5% of all compensation we paid to Fisher Capital in 2003 for his services. For the year ended December 31, 2003, the fee we paid to Fisher Capital as compensation for Mr. Fisher's services was $700,000. In addition, for the year ended December 31, 2003, we granted Fisher Capital options to purchase 221,646 shares at an exercise price of $3.83 per option share. Mr. Fisher may be deemed to beneficially own these options, as described above under the heading entitled “Security Ownership - Security Ownership of Directors and Management.” In 2003, Mr. Fisher directly received a $25,000 annual fee for serving on the Board as a non-employee director. Effective January 1, 2004, we entered into an employment agreement with Mr. Fisher pursuant to which he became a direct employee of Bristol West and we pay his compensation directly to him, as described below under the heading “Executive Compensation - Chairman and CEO Employment Agreement.” As an employee director, Mr. Fisher is no longer eligible to receive fees for serving on the Board.

(2)
Messrs. Fisher and Dailey recommended that they receive no bonus awards for 2005. The Compensation Committee believed that both men had earned a bonus award, but, after discussion, concurred with their recommendation despite their successful management of Bristol West in a very competitive market.

(3)	We paid Mr. Fisher a one-time signing bonus of $175,000 for entering into his employment agreement effective as of January 1, 2004.

(4)
Mr. Fisher received $250,000 in a restricted stock award as a bonus for 2004 performance. This restricted stock cliff vests on February 22, 2007, two years after the grant date. The number and value of the aggregate restricted stock holdings of Mr. Fisher as of December 31, 2005 are disclosed below under the caption “Executive Compensation - Restricted Stock Holdings, Dividends Paid and Value of Holdings.”

(5)
In 2005, Mr. Dailey received a restricted stock award of $150,000, which cliff vests on February 22, 2010, five years after the grant date and a restricted stock award of $71,250 as a bonus for 2004 performance, which cliff vests on February 22, 2007, two years after the grant date. In 2004, Mr. Dailey received a restricted stock award of $1,000,000, which cliff vests on May 14, 2009, five years after the grant date. The number of shares and value of the aggregate restricted stock holdings of Mr. Dailey as of December 31, 2005 are disclosed below under the caption “Executive Compensation - Restricted Stock Holdings, Dividends Paid and Value of Holdings.”

(6)
The amount in this column for 2004 includes $22,388 of expenses paid by us in connection with an automobile provided to Mr. Dailey for personal use and $33,750 in expenses paid by us to Mr. Dailey for unused paid time off.

(7)	In 2004, Mr. Dailey received a stock option award to purchase 3,706 shares of Common Stock as a bonus for 2003 performance.

(8)
In 2006, Mr. Noonan received a restricted stock award of $18,750 as a bonus for 2005 performance, which cliff vests on February 21, 2008, two years after the grant date. In 2005, Mr. Noonan received a restricted stock award of $100,000, which cliff vests on February 22, 2010, five years after the grant date, and a restricted stock award of $36,250 as a bonus for 2004 performance, which cliff vests on February 22, 2007, two years after the grant date. In 2004, Mr. Noonan received a restricted stock award of $500,000, which cliff vests on May 14, 2009, five years after the grant date. The number of shares and value of the aggregate restricted stock holdings of Mr. Noonan as of December 31, 2005 are disclosed below under the caption “Executive Compensation - Restricted Stock Holdings, Dividends Paid and Value of Holdings.”

(9)	In 2004, Mr. Noonan received a stock option award to purchase 1,793 shares of Common Stock as a bonus for 2003 performance.

(10)
In 2006, Mr. Eisenacher received a restricted stock award of $19,250 as a bonus for 2005 performance, which cliff vests on February 21, 2008, two years after the grant date. In 2005, Mr. Eisenacher received a restricted stock award of $100,000, which cliff vests on February 22, 2010, five years after the grant date, and a restricted stock award of $30,000 as a bonus for 2004 performance, which cliff vests on February 22, 2007, two years after the grant date. In 2004, Mr. Eisenacher received a restricted stock award of $500,000, which cliff vests on May 14, 2009, five years after the grant date. The number of shares and value of the aggregate restricted stock holdings of Mr. Eisenacher as of December 31, 2005 are disclosed below under the caption “Executive Compensation - Restricted Stock Holdings, Dividends Paid and Value of Holdings.”

(11)	Mr. Eisenacher began his employment with Bristol West in December 2003 and received a one-time signing bonus of $150,000.

(12)	This amount consists of expenses paid by us in connection with the relocation of Mr. Eisenacher.

(13)
In 2006, Mr. Sclafani received a restricted stock award of $16,250 as a bonus for 2005 performance, which cliff vests of February 21, 2008, two years after the grant date. In 2005, Mr. Sclafani received a restricted stock award of $100,000, which cliff vests on February 22, 2010, five years after the grant date, and a restricted stock award of $18,750 as a bonus for 2004 performance, which cliff vests on February 22, 2007, two years after the grant date. In 2004, Mr. Sclafani received a restricted stock award of $333,000, which cliff vests on May 14, 2009, five years after the grant date. The number of shares and value of the aggregate restricted stock holdings of Mr. Sclafani as of December 31, 2005 are disclosed below under the caption “Executive Compensation - Restricted Stock Holdings, Dividends Paid and Value of Holdings.”

(14)	This amount includes a one-time signing bonus of $205,603 in 2003.

(15)	In 2004, Mr. Sclafani received a stock option award to purchase 1,255 shares of Common Stock as a bonus for 2003 performance.

Restricted Stock Holdings, Dividends Paid and Value of Holdings

The following table sets forth certain information concerning restricted stock held by the NEOs during 2005:

Name	Aggregate Restricted Stock Holdings at December 31, 2005 (#)	Dividends Credited in 2005 on Aggregate Restricted Stock Holdings(1) ($)	Value of Aggregate Restricted Stock Holdings at 12/31/2005 (2) ($)

James R. Fisher	14,749	$ 3,835	$ 280,673
Jeffrey J. Dailey	67,402	17,525	1,282,660
Simon J. Noonan	35,213	9,155	670,103
Craig E. Eisenacher	34,844	9,059	663,081
James J. Sclafani, Jr.	25,104	6,527	477,729

(1)
Each NEO has sole voting power with respect to shares of restricted stock, but does not have investment power with respect to the shares. We pay accrued dividends to the holder only after the shares of restricted stock are vested pursuant to the terms of such awards. This column reflects market rate dividends accrued for the benefit of, but not received by, the NEOs for the restricted stock awards.

(2)	These values are based on the last reported closing price per share of Common Stock of $19.03 on December 30, 2005, the last trading day of 2005, as reported on the NYSE.

Aggregated Option Exercises and Fiscal Year-End Option Value

The NEOs exercised no stock options during 2005. The following table shows the number and value of specified unexercised options at December 31, 2005. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the underlying shares of Common Stock relative to the exercise price per share at the time the stock option is exercised. There can be no assurance that any of the NEOs will realize the values of unexercised in-the-money stock options reflected in this table.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at 12/31/2005 (#)			Value of Unexercised in-the-Money Options/SARs at 12/31/2005 (1) ($)
			Exercisable		Unexercisable	Exercisable	Unexercisable

James R. Fisher	--	--	873,546	(2)	--	$13,277,899	--
Jeffrey J. Dailey	--	--	238,167		54,005	3,560,681	$792,710
Simon J. Noonan	--	--	96,726		897	1,444,098	--
Craig E. Eisenacher	--	--	19,557		29,336	72,165	108,250
James J. Sclafani, Jr.	--	--	34,525		51,477	515,250	772,905

(1)	These amounts are presented pursuant to SEC rules and reflect the difference between:
•
the fair market value of the shares of Common Stock underlying the options held by each NEO based on the last reported closing price per share of Common Stock of $19.03 on December 30, 2005, the last trading day of 2005, as reported on the NYSE, and

•	the aggregate exercise price of such options.

(2)	Consists of options to purchase Common Stock that we granted to Fisher Capital, as discussed above under the caption entitled “Security Ownership - Security Ownership of Directors and Management.”

Equity Compensation Plan Information

The table below shows information with respect to our equity compensation plans as of December 31, 2005:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance (1)

Equity compensation plans approved by security holders:
None (2)	--	--	--
Equity compensation plans not approved by security holders:
1998 Stock Option Plan	1,330,606	$ 4.50	114,692
2004 Stock Incentive Plan	22,212	$20.91	2,502,547
Total	1,352,818	$ 4.77	2,617,239

(1)	Amounts reflected in this column exclude securities reflected in the column entitled “Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights.”

(2)	The 1998 Stock Option Plan and the 2004 Stock Incentive Plan were not subject to stockholder approval because Bristol West was privately held until its initial public offering on February 12, 2004.

Chairman and CEO’s Employment Agreement

Effective as of January 1, 2004, we entered into an employment agreement with James R. Fisher. Under this agreement, Mr. Fisher will serve as our Chairman and Chief Executive Officer for a term expiring on June 30, 2006. In connection with entering into this agreement, Mr. Fisher received a one-time signing bonus of $175,000 in 2004. While employed under this agreement, Mr. Fisher will receive an annual base salary of $700,000 and will be eligible to receive an annual bonus in an amount determined by the Compensation Committee of the Board. Effective July 1, 2006, Mr. Fisher will relinquish his position as Bristol West’s Chief Executive Officer and will continue to serve as Executive Chairman, as discussed above under the heading “Executive Officers.” At that time, Mr. Fisher’s annual base salary will be reduced to $350,000. If, during the term of his employment agreement, we terminate Mr. Fisher's employment without cause (as defined in the employment agreement), Mr. Fisher will be entitled to receive his base salary and group health insurance coverage (at the same rates as he paid immediately prior to the termination) for the remainder of the applicable term of his employment, which will terminate on the following June 30th.

While Mr. Fisher is subject to a non-competition provision under this agreement, which requires him to fulfill his duties and responsibilities to Bristol West, he is permitted to provide services to KKR and its affiliates and to manage and direct his personal investments without limitation. KKR and its affiliates are not subject to any non-competition agreements with us. In addition, Mr. Fisher is permitted to engage in certain investment and advisory activities related to his position with Fisher Capital.

Employment Agreements for the Other NEOs

We entered into Employee Stockholder Agreements with each of our other NEOs, Messrs. Dailey, Noonan, Eisenacher and Sclafani, on or about the time that they became employees (which we refer to as the “Employee Stockholder Agreements”). Each Employee Stockholder Agreement provides for the grant of shares of Common Stock and options to purchase Common Stock under our 1998 Stock Option Plan for Management and Key Employees (which we refer to as the “1998 Stock Option Plan”) and the 2004 Stock Incentive Plan. These agreements impose restrictions on the executives’ ability to transfer shares of Common Sock prior to the fifth anniversary of the date on which the executive acquired the shares. We waived these transfer restrictions with respect to each executive on a pro rata basis relative to the percentage of shares Bristol West Associates LLC sold in our initial public offering in February 2004.

Under the Employee Stockholder Agreements with Messrs. Dailey, Noonan and Eisenacher, in the case of termination of the executive officers and in exchange for a promise not to compete with us for 12 months or disclose our confidential information, each will receive payments and benefits in an amount equal to 12 months’ salary and benefits due him. Under the Employee Stockholder Agreement with Mr. Sclafani, in the case of termination and in exchange for a promise not to compete with us for 12 months or disclose our confidential information, he will receive payments and benefits in an amount equal to 36 months’ salary and benefits due him.

In addition, under the Employee Stockholder Agreements with Messrs. Dailey and Sclafani, other than options granted in connection with annual bonus awards, options granted under the 1998 Stock Option Plan become exercisable by the executives in installments over a five-year period: 20% of the stock subject to the option becomes exercisable on each of the first five anniversaries of the grant date of the particular option. Under the Employee Stockholder Agreement with Mr. Noonan, options granted under the 1998 Stock Option Plan become exercisable by Mr. Noonan in installments over a two-year period: 50% of the stock subject to the options becomes exercisable on each of the first two anniversaries of the grant of the particular option.

In addition, Messrs. Dailey, Noonan, Eisenacher and Sclafani have entered into sale participation agreements with us that provide that if we sell shares of Common Stock other than in a qualified public offering (as defined in the Employee Stockholder Agreements), they have a right to participate in that sale.

COMPENSATION COMMITTEE REPORT

Report of the Compensation Committee on Executive Compensation

The Compensation Committee, which consists entirely of independent directors as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (which is referred to as the “Code”), oversees a management compensation program designed to further the attainment of Bristol West’s strategic goals of growth and profitability and thus increase shareholder value. For each executive officer, the Compensation Committee is responsible for the establishment of base salary, as well as the award level for the annual Incentive Compensation Program (which is referred to as the “ICP”). The Compensation Committee is also responsible for the award level and administration of the stock programs for executive officers, as well as recommendations regarding other executive benefits and plans, subject to the approval of the Board.

Compensation Philosophy

Bristol West’s vision is to be the insurer of choice for its distribution force and policyholders. To achieve this vision, Bristol West must align all of its business processes to create value for policyholders and producers. Bristol West must continually refine its sales practices and technology to make it easier for producers and policyholders to do business with the Company. Bristol West must strive to provide insureds with faster, higher quality and more flexible service when interacting with its representatives. To accomplish these goals, Bristol West must recruit and retain highly competent executives.

Within this context, the three major objectives for Bristol West’s executive compensation program are:

▪	Alignment: Link executive compensation rewards with growth in earnings and strategic operational performance that ultimately results in sustainable increases in shareholder value.
▪	Motivation: Motivate executives to be accountable for and accomplish Bristol West’s financial and strategic operational objectives.
▪	Retention and Attraction: Retain and attract key executives to drive increases in shareholder value.

Bristol West’s total compensation philosophy encompasses the following:

▪	Salary levels and salary increases that reflect position responsibilities, competitive market rates, strategic importance of the position, and individual performance and contributions.
▪	Annual incentive payments, based on Bristol West’s performance relative to its earnings goals and other strategic objectives and individual performance.
▪
Long-term incentives, provided through restricted stock and stock option grants, that reward key executives for performance related to increasing shareholder value, vest over time, and encourage executive stock ownership.

▪	Benefit programs provided to all employees in which Bristol West’s executives are eligible to participate.

Compensation Methodology

The purpose of Bristol West’s compensation program is to enable it to appropriately compete for talented and experienced executives with companies of similar size within the property and casualty insurance industry. Bristol West seeks to attract and retain high performing executives and reward them for above average performance. To determine competitive compensation levels, the Compensation Committee reviews data regarding rates for compensation and compensation plan structures employed by peer companies and other companies of similar size within the insurance industry. The data is derived from analysis of publicly available information and proprietary survey sources.

In 2005, total compensation was comprised of fixed compensation (annual base salary), variable compensation (annual ICP awards, paid 75% in cash and 25% in restricted stock), and long-term incentive in the form of restricted stock. In general, the Compensation Committee’s objective is to structure total cash compensation (base salary plus the cash portion of ICP awards) paid to executive officers to be within the third quartile (50% to 75%) of companies of similar size within the property and casualty insurance industry, subject to Bristol West’s needs and the experience and performance of the executive officers. The Compensation Committee works closely with the CEO and the Chief Operating Officer in evaluating the individual performances of the other executive officers.

The specific components of the Bristol West’s compensation program and how these components function are set forth below:

Base Salary

Consistent with the compensation philosophy discussed above, annual base salaries for Bristol West’s executive officers are designed to be competitive with companies of similar size within the property and casualty insurance industry. The Compensation Committee determines salaries and any increases for executive officers after the close of the fiscal year based on a combination of individual performance and competitive compensation data.

Annual Incentive Compensation Program

The Board each year adopts a business plan with earnings goals and other strategic objectives. The purpose of the 2005 ICP bonus awards was to pay each of Bristol West’s executive officers a maximum award at levels ranging from 30% to 100% of their individual annual base salary based upon the executive officer’s position and responsibilities, Bristol West’s performance relative to its earnings goals and other strategic objectives and the executive officer’s individual performance. In assessing Bristol West’s performance in 2005 for the purpose of making ICP awards to the Company’s executive officers, the Compensation Committee considered Bristol West’s return on equity, net income, gross written premium and combined ratio relative to business plan objectives and in light of a very competitive market and the Company’s maintenance of its underwriting discipline in that market. The Compensation Committee approved the payment of the 2005 ICP awards 75% in cash and 25% in restricted stock issued pursuant to the 2004 Stock Incentive Plan. These restricted stock awards will cliff vest in February 2008 and will be forfeited if the executive’s employment with Bristol West terminates prior to the vesting date, except for death or disability. ICP restricted stock award vesting is accelerated for certain mergers, sales or other business combinations and for death or disability.

Long-Term Restricted Stock Awards

Bristol West’s success is dependent upon its senior management team. From time to time, the Compensation Committee grants restricted stock awards under the 2004 Stock Incentive Plan for the purpose of retaining key employees over a long-term period, providing them direct ownership in Common Stock with a view toward preserving shareholder value, and encouraging decisions related to increased shareholder value in the future.

In 2005, the Compensation Committee granted such restricted stock awards to certain key employees, including all of the executive officers other than James R. Fisher, the CEO. The total value of these grants was $2 million, which included aggregate awards of $1.25 million to executive officers. These restricted stock awards will cliff vest on February 21, 2011 and will be forfeited if the executive officer’s employment with Bristol West terminates prior to the vesting date, except for death or disability. The vesting of these restricted stock awards is accelerated for certain mergers, sales or other business combinations and for death or disability.

Determination of the Chief Executive Officer’s Compensation

James R. Fisher has served as the CEO since September 2000. Mr. Fisher’s compensation package for 2003 through 2005 is detailed in this proxy statement in the section above entitled “Executive Compensation.”

Mr. Fisher’s base salary for 2005 was set at $700,000 per annum. Mr. Fisher’s annual base salary was not increased from the level established in 2004 in his employment agreement with Bristol West dated as of January 1, 2004. Mr. Fisher recommended that the Compensation Committee not consider awarding him any ICP bonus with respect to 2005 or any long-term restricted stock grants. After discussing the recommendation with Mr. Fisher, the Committee concurred with his recommendation despite his successful management of Bristol West in a very competitive market.

Deductibility of Executive Compensation

The Compensation Committee has reviewed the applicability of Code Section 162(m). In certain circumstances, Code Section 162(m) may deny a federal income tax deduction for compensation in excess of $1 million paid in any fiscal year to a company’s CEO or other four most highly compensated executive officers (which is referred to as “covered officers”). No compensation that Bristol West paid during 2005 to any covered officer was subject to the Code Section 162(m) deduction limitation.

Certain compensation that qualifies as “performance based” and is approved by stockholders may be exempt from the Section 162(m) limit. The Compensation Committee intends that Bristol West qualify certain compensation paid to its executive officers for deductibility under the Code, including Section 162(m). The Compensation Committee also believes that the interests of Bristol West and its stockholders may sometimes be best served by providing compensation that is not deductible in order to attract, retain, motivate and reward executive talent. Accordingly, the Compensation Committee intends to retain the flexibility to provide for payments of compensation that is not deductible.

Bristol West is seeking stockholder approval of the Executive Officer Incentive Plan (which is referred to as the “EIP”) pursuant to this proxy statement, as discussed below under the heading entitled “Approval of the Executive Officer Incentive Plan.” It is the Compensation Committee’s intention that, if approved by Bristol West’s stockholders, awards under the EIP will meet the conditions necessary for deductibility under Code Section 162(m). The performance goals for awards to be approved by the Compensation Committee and issued under the EIP are set forth below under the heading “Approval of the Executive Officer Incentive Plan - Individual Bonus Targets and Performance Goals.”

R. Cary Blair (Compensation Committee Chairperson)
Richard T. Delaney (Compensation Committee member)
Eileen Hilton (Compensation Committee member)

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed to be soliciting material or to be filed under such Acts.

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

Our Common Stock has been traded on the NYSE under the ticker symbol “BRW” since Bristol West’s initial public offering on February 12, 2004. The initial public offering price of the Common Stock was $20.00 per share. The following chart reflects cumulative stockholder return (assuming the reinvestment of dividends) on our Common Stock compared with the total return on the S&P 500 Index and the S&P 500 Property and Casualty Insurance Index (which we refer to as the “S&P 500 - P&C”). The graph reflects the investment of $100 in our Common Stock, the S&P 500 Index and the S&P 500 - P&C Index at the close of trading on February 12, 2004, and the reinvestment of dividends.

	02/12/2004	12/31/2004	12/31/2005
Bristol West Holdings, Inc. Common Stock	$100.00	$ 88.42	$ 85.26
S&P 500 Property & Casualty Insurance Index (1)	$100.00	$106.80	$119.27
S&P 500 Index (1)	$100.00	$103.61	$112.05

(1) Source: Index Services, Standard & Poor’s Company

The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed to be soliciting material or to be filed under such Acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Consulting Services Fees

KKR performs consulting and certain other services for us pursuant to an agreement to provide management, consulting and certain other services (the “KKR Contract”). Pursuant to the KKR Contract, we agreed to pay KKR $500,000 per year, plus reasonable expenses incurred to provide the services. The KKR Contract continues in effect from year to year unless KKR agrees with us to amend or terminate the contract. Partnerships affiliated with KKR owned 40.5% of our Common Stock as of December 31, 2005. Pursuant to the KKR Contract, during 2005, we paid fees to KKR of $500,000 and reimbursed KKR for expenses in the amount of approximately $21,800. We owed KKR fees of $125,000 as of December 31, 2005.

Pursuant to the Fisher Capital Contract, Fisher Capital performs management, consulting and certain other services for us. Pursuant to the Fisher Capital Contract, we agreed to pay Fisher Capital $95,000 per year, plus reasonable expenses incurred to provide the services. The Fisher Capital Contract continues in effect from year to year unless Fisher Capital agrees with us to amend or terminate the contract. James R. Fisher, our CEO, is the managing member of Fisher Capital. Pursuant to the Fisher Capital Contract, during 2005, we paid fees to Fisher Capital of $95,000 and reimbursed Fisher Capital for expenses incurred on our behalf in the amount of approximately $42,870. Mr. Fisher did not receive any portion of the fees paid to Fisher Capital in 2005. We owed no fees to Fisher Capital as of December 31, 2005.

Investigation Expenses

In 2005, each of KKR; Gary Colton, a member of Fisher Capital; and James R. Fisher, our CEO, incurred separate expenses in connection with governmental investigations by the SEC and the United States Attorney for the Southern District of New York relating to our reinsurance agreements. Please see the disclosure under the heading “Item 3. Legal Proceedings” of our Annual Report on Form 10-K with respect to the fiscal year ended December 31, 2005 that we filed with the SEC on March 14, 2006. We and these individuals and entities are cooperating with these investigations. In 2005, we paid on behalf of KKR legal fees and related expenses associated with these investigations of approximately $479,600. In 2005, we paid on behalf of Mr. Colton legal fees and related expenses associated with these investigations of approximately $89,200. In 2005, we paid on behalf of James R. Fisher legal fees and related expenses associated with these investigations of approximately $214,700.

Firemark Services Agreement and OneShield

We entered into a services agreement, dated July 24, 2002, as corrected and amended on November 8, 2005 (which we refer to as the “Firemark Agreement”), with Firemark, a service company created by Inder-Jeet Gujral. Mr. Gujral is one of the founders of OneShield Inc. (which we refer to as “OneShield”), the developer of our OneStep® software. He is also the Chairman of the Board of Directors of OneShield and a controlling partner of Firemark. Mr. Gujral became a Bristol West director on March 24, 2004. Mr. Gujral has advised us that he does not intend to stand for re-election at the 2006 Annual Meeting and will retire from the Board at that time, as described above under the heading “Election of Directors - Retiring Directors.” As of December 31, 2005, Mr. Gujral owned 0.57% of OneShield’s shares on a fully diluted basis. Certain members and employees of KKR, Fisher Capital and James R. Fisher also have interests in OneShield through Aurora Investments LLC (which we refer to as “Aurora”). As of December 31, 2005, Aurora’s interest in OneShield was 13.0% on a fully diluted basis. In addition, Mr. Fisher has been granted vested rights to purchase common stock equal to 0.02% of the fully diluted capital of OneShield in connection with his role on its strategic advisory board. Jeffrey J. Dailey, our President and Chief Operating Officer, became a director of OneShield on November 25, 2003.

We paid Firemark and OneShield collectively approximately $3,411,000 for services and license fees under the Firemark Agreement in 2005. Pursuant to the Firemark Agreement, we agreed to pay Firemark during 2006 license fees of $900,000 and to pay OneShield fees for consulting services provided during 2006 plus reasonable expenses. Pursuant to the Firemark Agreement, in exchange for providing development and implementation assistance to us with respect to OneStep, we granted Firemark options to purchase 521,520 shares of our Common Stock at a price of $3.83 per share. Twenty-five percent of the Firemark Options vested in the first year of the Firemark Agreement and the remaining 75% of the Firemark Options will vest based upon delivery of the OneStep system and future specified improvements in our underwriting expense ratio, as measured against the underwriting expense ratio for the four quarters prior to the effective date of the Firemark Agreement. On November 21, 2005, Firemark assigned to OneShield 15% of the Firemark Options, representing options to purchase 78,228 shares of Common Stock, based on OneShield’s 15% ownership interest in Firemark. Subsequently, on November 21, 2005, OneShield exercised vested Firemark Options to purchase 19,557 shares of Common Stock. OneShield settled the exercise price of $74,903 for these options by foregoing 3,863 shares of Common Stock at a per share market close price of $19.39 per share. As of December 31, 2005, Firemark held Firemark Options to purchase 443,292 shares of Common Stock and OneShield held Firemark Options to purchase 58,671 shares of Common Stock.  Please also see the disclosure under the heading “Security Ownership - Security Ownership of Directors and Management.”

As consideration for OneShield being chosen as the subcontractor for the Firemark Agreement, OneShield granted us warrants to purchase OneShield common stock equal to 2% of the then fully diluted capital stock of OneShield. In addition, we purchased 8.0 million shares of Series D preferred stock of OneShield. Our total ownership of OneShield stock, including the warrants, represented 6.2% of the fully diluted capital stock of OneShield as of December 31, 2005. As of December 31, 2005, we had loans receivable, including accrued interest receivable, from OneShield of approximately $290,300. Effective March 30, 2006, OneShield completed a recapitalization and an equity financing with the consent of its stockholders, including Bristol West. Pursuant to the recapitalization, our 8.0 million shares of OneShield Series D preferred stock were converted into 1.6 million shares of OneShield Series E-2 preferred stock and 1.6 million shares of OneShield Series C-2 common stock. Our warrants to purchase OneShield common stock also were converted into warrants to purchase OneShield Series C-3 common stock. Pursuant to the recapitalization and the financing, OneShield authorized and issued Series E-1 preferred stock with liquidation preferences senior to the Series E-2 preferred stock. As of March 31, 2006, taking into account the recapitalization and financing, our total ownership of OneShield stock (including the warrants but excluding debt conversion rights) represented 6.6% of the fully diluted capital stock of OneShield.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC and the NYSE, and to furnish us with copies of all such forms which they file. To our knowledge, based on representations to us by such persons and a review of the copies of reports furnished to us, all of our directors and officers made all required filings on time during 2005 except for Craig E. Eisenacher, one of our executive officers, who filed late in April 2006 a statement of changes in beneficial ownership on Form 4 to report his purchase of 1,885 shares of Common Stock in June 2004.

ITEM 3

APPROVAL OF THE EXECUTIVE OFFICER INCENTIVE PLAN

We are providing the following description of the Bristol West Executive Officer Incentive Plan in connection with the solicitation of proxies for approval of the EIP. The following description is a summary of the material terms of the EIP and does not purport to be complete. The summary is qualified in its entirety by reference to the text of the EIP, which is attached hereto as Appendix C.

Description

Background

In certain circumstances, Code Section 162(m) may deny a federal income tax deduction for compensation in excess of $1 million per year that we pay to any of our CEO or our other four most highly compensated executive officers (which we refer to as our “covered officers”). See the related discussion above under the heading entitled “Compensation Committee Report - Deductibility of Executive Compensation.” We can only deduct compensation in excess of that amount if it qualifies as “performance-based compensation” under Code Section 162(m).

To date, we have not paid compensation to any covered officer that has been subject to the Code Section 162(m) deduction limitation. Through 2005, the Compensation Committee approved annual incentive bonus awards to the NEOs and our other executive officers under Bristol West’s previously disclosed annual Incentive Compensation Program (which we refer to as the “ICP”). Effective for fiscal 2006, the Compensation Committee replaced the ICP with both the EIP, subject to the approval of our stockholders, and the Bristol West Holdings, Inc. Management Incentive Plan (the “MIP”). The MIP is an exhibit to our Current Report on Form 8-K that we filed with the SEC on February 27, 2005. The Compensation Committee will award bonuses to our executive officers under the EIP and the MIP. Annually, with respect to each executive officer, the Compensation Committee will establish, for the applicable fiscal year, the executive officer’s individual bonus target as a participant under the EIP and the MIP. Eighty percent of the executive officer’s individual bonus target will be based on achievement of performance goals under the EIP. Twenty percent of the executive officer’s individual bonus target will be based upon individual performance determined under the MIP, as measured by the executive officer’s achievement of his or her performance objectives and contributions to achievement of our strategic objectives.

The Compensation Committee adopted the EIP to permit us to pay incentive compensation that qualifies as performance-based compensation, thereby permitting us to receive a federal income tax deduction for the payment of such incentive compensation. As described above under the heading entitled “Compensation Committee Report - Deductibility of Executive Compensation,” the Compensation Committee believes that the interests of Bristol West and its stockholders may sometimes be best served by providing compensation that is not deductible in order to attract, retain, motivate and reward executive talent. Accordingly, the Compensation Committee intends to retain the flexibility to provide in certain instances compensation that is not deductible. The Compensation Committee does not expect MIP bonuses to qualify as performance-based compensation under Code Section 162(m).

For incentive compensation under the EIP to qualify as performance-based compensation under Code Section 162(m), our stockholders must approve the EIP. On February 21, 2006, our Compensation Committee and Board adopted the EIP subject to the approval of our stockholders pursuant to Code Section 162(m). To approve the EIP, if a quorum is present at the 2006 Annual Meeting, the “FOR” votes must exceed the “AGAINST” votes cast at the 2006 Annual Meeting.

Purpose

The purpose of the EIP is to establish and maintain a result and profit oriented environment and to motivate and reward eligible employees by making a portion of their compensation dependent on the achievement of certain performance goals related to the performance of Bristol West and our affiliates and operating units. The EIP aims to align the interests of management and Bristol West towards the completion of our strategic objectives, while providing incentives to constantly expand our earning power. The EIP also seeks to have direct ties to our business plan and encourage teamwork in accomplishing our goals. The EIP is designed to preserve the income tax deductibility of incentives paid under the EIP to covered officers who are subject to the limitations of Code Section 162(m) and the regulations and interpretations promulgated under Code Section 162(m).

Administration

The EIP is administered by our Compensation Committee, each member of which is an “outside director” within the meaning of Code Section 162(m).

Eligible Individuals

Each of our 15 executive officers, including our CEO, and other key employees will be eligible to participate in the EIP for any fiscal year. Our Compensation Committee has the discretionary authority to designate for each fiscal year which executive officers and key employees will be participants in the EIP for such fiscal year.

Individual Bonus Targets and Performance Goals

Annually, our Compensation Committee will establish individual bonus targets and performance goals for each participant in compliance with Code Section 162(m). The Compensation Committee will establish the performance goals during the first quarter while the outcome of the performance goals is substantially uncertain.

The Compensation Committee will establish each participant’s individual bonus target and performance goal(s) for the fiscal year. The Compensation Committee may provide that performance goals for any fiscal year will be adjusted based on factors that relate to unusual or extraordinary items. The performance goals will include one or more objective measurable performance factors as determined by the Compensation Committee with respect to each fiscal year based upon one or more factors of the following factors: (1) gross written premium; (2) net written premium; (3) underwriting income; (4) operating income; (5) earnings (including earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), and earnings before interest, taxes, depreciation and amortization and other non-cash items); (6) net income; (7) cash flow; (8) loss ratio; (9) expense ratio; (10) combined ratio; (11) return on equity; (12) return on assets; (13) earnings or net income per share; (14) book value or book value per share; and/or (15) stock price, each with respect to the Bristol West and/or one or more of our affiliates or operating units. For purposes of the EIP, such criteria may be measured by comparing actual results in a current period to either or both of the following: (i) comparable estimates in our business plan or (ii) comparable actual results in prior periods.

Payment of Bonus Award

The Compensation Committee will determine whether the terms and conditions underlying the payment of each participant’s bonus award under the EIP have been satisfied in compliance with Code Section 162(m). No EIP bonus award shall become payable to a participant with respect to any fiscal year until the Compensation Committee has certified in writing (in the manner prescribed under applicable regulations under Code Section 162(m)) that the terms and conditions underlying the payment of the award have been satisfied. Finally, our Compensation Committee, in its sole discretion, may reduce or eliminate (but not increase) the bonus award payable under the EIP to any participant. Payments of EIP awards may be made either in cash and/or in the form of any award available under the 2004 Stock Incentive Plan, as determined by the Committee in its sole discretion.

Maximum Annual Individual Bonus

The maximum annual bonus awards payable under the EIP to any participant during any fiscal year cannot exceed $1 million.

Amendments

The Board may terminate the EIP at any time, provided such termination will not affect the payment of any awards accrued under the EIP before the date of the termination. The Board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the EIP in whole or in part, provided however, that any amendment of the EIP will be subject to the approval of our stockholders to the extent required to comply with the requirements of Code Section 162(m), or any other applicable laws, regulations or rules.

Fiscal 2006 Participants, Performance Goal and Estimate of Benefits

At its meeting on February 21, 2006, our Compensation Committee selected our CEO and our other executive officers to participate in the EIP. Subject to our stockholders approving the EIP, the Compensation Committee established performance goals for the EIP participants. The 2006 EIP performance goal includes a range of potential bonus payouts based on Bristol West’s 2006 Adjusted Pre-Tax Underwriting Income (as defined below) measured against pre-tax underwriting income as set forth in Bristol West’s 2006 business plan. For purposes of the EIP in 2006, “Adjusted Pre-Tax Underwriting Income” will mean an amount equal to the following measured for fiscal year 2006: (1) pre-tax income, plus (2) interest expense, less (3) investment income, less (4) realized gains on investments, plus (5) realized losses on investments, and adjusted to reflect (6) the effect of unusual or extraordinary items, unless the Compensation Committee determines such adjustments to be inconsistent with the requirements of Code Section 162(m)(4)(C). In 2006, each EIP award will be paid 75% in cash and 25% in restricted stock issued under the 2004 Stock Incentive Plan that cliff vests in two years.

The following table sets forth the maximum 2006 EIP award that would be payable to each NEO and the maximum 2006 EIP awards that would be payable to all current executive officers as a group if Bristol West achieves the 2006 EIP performance goal at the top end of the range and the Compensation Committee does not exercise its discretion to reduce or eliminate the EIP award otherwise payable to any participant. We have assumed for purposes of the following table that salaries for the 2006 fiscal year remain as established by the Compensation Committee on February 21, 2006, including the scheduled changes for Messrs. Fisher, Dailey and Noonan effective July 1, 2006, as discussed above under the heading “Executive Officers.”

Maximum 2006 Potential Awards Under the Bristol West Executive Officer Incentive Plan

Name and Position	Maximum Total EIP Bonus ($)	Maximum EIP Cash Bonus Portion ($)	Maximum EIP Restricted Stock Award Portion ($)

James R. Fisher .............................................................................	$ 630,000	$ 472,500	$157,500
Chairman and Chief Executive Officer
Jeffrey J. Dailey ............................................................................	$ 563,538	$ 422,654	$140,885
President and Chief Operating Officer
Simon J. Noonan ..........................................................................	$ 279,404	$ 209,553	$ 69,851
Executive Vice President-Actuarial/Product
Craig E. Eisenacher ......................................................................	$ 245,933	$ 184,450	$ 61,483
Senior Vice President-Chief Financial Officer
James J. Sclafani, Jr .....................................................................	$ 179,253	$ 134,440	$ 44,813
Senior Vice President-Claims
All current executive officers as a group ................................	$3,329,862	$2,497,397	$832,466
All current directors who are not executive officers as a group ........................................................................................	--	--	--
All employees, including current officers who are not executive officers, as a group ..................................................	--	--	--

Recommendation of the Board of Directors

Your Board recommends that you vote FOR the proposal to approve the EIP. Proxies returned without instructions will be voted FOR the approval of the EIP.

Appendices

Appendix A	Categorical Standards
Appendix B	Audit Committee Charter
Appendix C	Bristol West Executive Officer Incentive Plan

Appendix A
 Categorical Standards

The Categorical Standards provide as follows:

The Board and the Corporate Governance and Nominating Committee will broadly consider all relevant facts and circumstances and will apply the following standards.

a)	A director will not be considered independent if,

•	the director is, or has been within the last three years, an employee of the Company, or an immediate family member is or has been within the last three years, an executive officer, of the Company; or
•
the director or an immediate family member of the director, has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service with the Company); except that compensation received by an immediate family member of the director for services as an non-executive employee of the Company need not be considered in determining independence under this test; or

•
the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; or the director is a current employee of such a firm; or the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time frame; or the director, or an immediate family member of the director, is or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executives at the same time serves or served on that company’s compensation committee; or

•
the director, or an immediate family member of the director, is or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executives at the same time serves or served on that company’s compensation committee; or

•
the director is a current employee, or an immediate family member is a current executive officer, of a company (other than a charitable organization) that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; provided, however, that in applying this test, both the payments and the consolidated gross revenues to be measured will be those reported in the last completed fiscal year; and provided, further, that this test applies solely to the financial relationship between the Company and the director’s (or immediate family member’s) current employer - the former employment of the director or immediate family member need not be considered.

b)	A director will only be appointed as a member of the Board Audit Committee if he or she also satisfies the independence criteria laid down in SEC Rule 10A-3.

c)	The following relationships will not be considered to be material relationships that would impair a director’s independence:

•
Commercial Relationship: If a director of the Company is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, does not exceed the greater of (a) $1,000,000 or (b) 2% of such other company’s consolidated gross revenues:

•
Indebtedness Relationship: If a director of the Company is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness is less than 2% of the consolidated assets of the company wherein the director serves as an executive officer;

A - 1

•
Equity Relationship: If the director is an executive officer of another company in which the Company owns a common stock interest, and the amount of the common stock interest is less than 10% of the total shareholders’ equity of the company where the director serves as an executive officer; or

•
Charitable Relationship: If a director of the Company, or the spouse of a director of the Company, serves as a director, officer or trustee of a charitable organization, and the Company’s contributions to the organization in any single fiscal year are less than the greater of (a) $1,000,000 or (b) 2% of that organization’s gross revenues.

(d)
For relationships that do not meet the categorical standards of immateriality set forth in section (c) above, or for relationships that are covered, but as to which the Board believes a director may nevertheless be considered independent, the determination of whether the relationship is material or not, and therefore whether the director would be independent, will be made by the directors who satisfy the independence guidelines set forth in Sections (a) to (c) above. The Company will explain in its proxy statement any Board determination that a relationship was immaterial in the event that it did not meet the categorical standards of immateriality set forth in Section (c) above.

(e)
For the purposes of these standards, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares such person’s home; except that when applying the independence tests described above, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or have become incapacitated.

A - 2

                                                                                           Appendix B

BRISTOL WEST HOLDINGS, INC.

AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS CHARTER
I.	PURPOSE

The Audit Committee’s (the “Committee”) purpose shall be to have direct responsibility for those duties and responsibilities set forth in Section IV of this Charter, as well as any other duties and responsibilities delegated to the Committee by the Board of Directors from time to time.

II.	STRUCTURE AND OPERATIONS

Composition and Qualifications

The Committee shall be comprised of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the New York Stock Exchange, Inc. and the Sarbanes-Oxley Act. No member of the Committee may serve on the audit committee of more than three public companies, including the corporation, unless the Board of Directors (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (ii) discloses such determination in the annual proxy statement.

All members of the Committee shall have a working familiarity with basic finance and accounting practices (or acquire such familiarity within a reasonable period after his or her appointment) and at least one member must be a “financial expert” under the requirements of the Sarbanes-Oxley Act. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the corporation or by an outside consultant.

No member of the Committee shall receive compensation other than (i) director’s fees for service as a director of the corporation, including reasonable compensation for serving on the Committee and regular benefits that other directors receive and (ii) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the corporation.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership.

The Chairman shall be entitled to cast a vote to resolve any ties. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

III.	MEETINGS

The Committee shall meet at least quarterly, or more frequently as circumstances dictate. As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management, the director of the internal auditing department and the independent auditors to discuss any matters that the Committee or each of these groups believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditors and management quarterly to review the corporation’s financial statements in a manner consistent with that outlined in Section IV of this Charter. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically.

All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of the corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IV.	RESPONSIBILITIES AND DUTIES

The following functions shall be the common recurring activities of the Committee. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter.

The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain outside legal, accounting or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention.

The Committee shall be given full access to the corporation’s internal audit group, Board of Directors, corporate executives and independent accountants as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors.

Notwithstanding the foregoing, the Committee is not responsible for certifying the corporation’s financial statements or guaranteeing the auditor’s report. The fundamental responsibility for the corporation’s financial statements and disclosures rests with management and the independent auditors.

Documents/Reports Review

1.
Review with management and the independent auditors prior to public dissemination the corporation’s annual audited financial statements and quarterly financial statements, including the corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61.

2.
Review and discuss with management and the independent auditors the corporation’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the corporation may provide earnings guidance.

3.
Perform any functions required to be performed by it or otherwise appropriate under applicable law, rules or regulations, the corporation’s by-laws and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

Independent Auditors

4.	Retain and terminate independent auditors and approve all audit engagement fees and terms.

5.	Inform each registered public accounting firm performing work for the corporation that such firm shall report directly to the Committee.

6.
Oversee the work of any registered public accounting firm employed by the corporation, including the resolution of any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

7.	Approve in advance any significant audit or non-audit engagement or relationship between the corporation and the independent auditors, other than “prohibited non-auditing services”.

The following shall be “prohibited non-auditing services”: (i) bookkeeping or other services related to the accounting records or financial statements of the audit client; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board prohibits through regulation.

Notwithstanding the foregoing, pre-approval is not necessary for minor audit services if: (i) the aggregate amount of all such non-audit services provided to the corporation constitutes not more than five percent of the total amount of revenues paid by the corporation to its auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the corporation at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee. The Committee may delegate to one or more of its members the authority to approve in advance all significant audit or non-audit services to be provided by the independent auditors so long as it is presented to the full Committee at a later time.

8.	Review, at least annually, the qualifications, performance and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

(a)  Obtain and review a report by the corporation’s independent auditor describing: (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) to assess the auditor’s independence, all relationships between the independent auditor and the corporation;

(b)  Ensure the rotation of the lead audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself.

(c)  Confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the corporation in each of the five previous fiscal years of that corporation.

(d)  Take into account the opinions of management and the corporation’s internal auditors (or other personnel responsible for the internal audit function).

Financial Reporting Process

9.
In consultation with the independent auditors, management and the internal auditors, review the integrity of the corporation’s financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding: (i) all critical accounting policies and practices to be used by the corporation; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the corporation’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditor; (iii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the corporation’s selection or application of accounting principles; (iv) major issues as to the adequacy of the corporation’s internal controls and any specific audit steps adopted in light of material control deficiencies; and (v) any other material written communications between the independent auditor and the corporation’s management.

10.	Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the corporation.

11.
Review with the independent auditor (i) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (ii) management’s responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the corporation.

12.	Review and discuss with the independent auditor the responsibilities, budget and staffing of the corporation’s internal audit function.

Legal Compliance / General

13.	Review periodically, with the corporation’s counsel, any legal matter that could have a significant impact on the corporation’s financial statements.

14.
Discuss with management and the independent auditors the corporation’s guidelines and policies with respect to risk assessment and risk management. The Committee should discuss the corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

15.
Set clear hiring policies for employees or former employees of the independent auditors. At a minimum, these policies should provide that any registered public accounting firm may not provided audit services to the corporation if the CEO, controller, CFO, chief accounting officer or any person serving in an equivalent capacity for the corporation was employed by the registered public accounting firm and participated in the audit of the corporation within one year of the initiation of the current audit.

16.
Establish procedures for: (i) the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the corporation of concerns regarding questionable accounting or auditing matters.

17.	Review and approve all related party transactions to which the corporation is a party.

Reports

18.	Prepare all reports required to be included in the corporation’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

19.	Report regularly to the full Board of Directors including:

(i)
with respect to any issues that arise with respect to the quality or integrity of the corporation’s financial statements, the corporation’s compliance with legal or regulatory requirements, the performance and independence of the corporation’s independent auditors or the performance of the internal audit function;

(ii)	following all meetings of the Committee; and

(iii)	with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities.

The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

20.	Maintain minutes or other records of meetings and activities of the Committee.

V.	ANNUAL PERFORMANCE EVALUATION

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

    10/05 Revision

                                                                                                                                                       Appendix C

BRISTOL WEST HOLDINGS, INC.
EXECUTIVE OFFICER INCENTIVE PLAN
As Adopted by the Board of Directors on February 21, 2006

1.	PURPOSE

The purpose of the Plan is to establish and maintain a result and profit oriented environment and to motivate and reward eligible employees by making a portion of their compensation dependent on the achievement of certain Performance Goals related to the performance of Bristol West Holdings, Inc. (the “Company”) and its affiliates and operating units. The Plan aims to align the interests of management and the Company towards the completion of the Company’s strategic objectives, while providing incentives to constantly expand the Company’s earning power. The Plan also seeks to have direct ties to the Company’s business plan and encourage teamwork in accomplishing Company goals. The Plan is designed to preserve the income tax deductibility of incentives paid hereunder to Company executive officers who are subject to the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the “Code”). Accordingly, the adoption of the Plan is subject to the approval of the Company’s stockholders pursuant to Code Section 162(m).

2.	DEFINITIONS

The following definitions shall be applicable throughout the Plan:

(a)  “Award” means the amount of bonus payable under the Plan to a Participant with respect to a Fiscal Year.

(b)  “Board” means the Board of Directors of the Company.

(c)  “Business Plan” means the Company’s Business Plan as approved by the Board from time to time (but in no event later than 90 days after the commencement of the applicable Fiscal Year).

(d)  “Committee” means the Compensation Committee of the Board or another Committee designated by the Board that is comprised of two or more “outside directors” as defined in Code Section 162(m).

(e)  “Covered Employees” means those persons who are (or who in the Committee’s sole discretion may become) subject to the limitations of Code Section 162(m).

(f)  “Fiscal Year” means the Company's fiscal year.

(g)  “Individual Bonus Target” means a Participant’s incentive target with respect to a Fiscal Year.

(h)  “Participant” means each Covered Employee and any officer or key employee of the Company who is designated as a Participant by the Committee.

(i)  “Performance Goals” means one or more objective measurable performance factors as determined by the Committee with respect to each Fiscal Year based upon one or more factors, including, but not limited to: (1) gross written premium; (2) net written premium; (3) underwriting income; (4) operating income; (5) earnings (including earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), and earnings before interest, taxes, depreciation and amortization and other non-cash items); (6) net income; (7) cash flow; (8) loss ratio; (9) expense ratio; (10) combined ratio; (11) return on equity; (12) return on assets; (13) earnings or net income per share; (14) book value or book value per share; and/or (15) stock price, each with respect to the Company and/or one or more of its affiliates or operating units. For purposes of the Plan, such criteria may be measured by comparing actual results in a current period to either or both of the following: (i) comparable estimates in the Business Plan, or (ii) comparable actual results in prior periods.

(j)  “Plan” means this Bristol West Holdings, Inc. Executive Officer Incentive Plan, as amended from time to time.

3.	ADMINISTRATION

The Plan shall be administered by the Committee, which shall have the discretionary authority to interpret the provisions of the Plan and to take any actions and make any other determinations that it deems necessary or desirable for the administration of the Plan to the extent any such action would be permitted under Code Section 162(m), including, without limitation, all decisions on eligibility to participate, participation, the establishment of payment targets and the amount and terms of the Awards payable under the Plan. The decisions of the Committee shall be final and binding on all parties making claims under the Plan.

4.	ELIGIBILITY

Officers and key employees of the Company shall be eligible to participate in the Plan as determined at the sole discretion of the Committee.

5.	AMOUNT OF BONUS

With respect to each Participant, the Committee will establish the Participant’s Individual Bonus Target for the Fiscal Year and the Participant’s Performance Goal or Goals for the Fiscal Year (increased or decreased, in each case in accordance with factors adopted by the Committee with respect to the Fiscal Year that relate to unusual or extraordinary items). With respect to each Participant, the Committee will also determine whether the terms and conditions underlying the payment of the Participant’s Award have been satisfied. The selection and adjustment of applicable Performance Goals and Individual Bonus Targets and determination of Awards for Participants shall be made in compliance with the rules of Code Section 162(m). The maximum amount of any Awards that can be paid under the Plan to any Participant during any Fiscal Year is $1,000,000. The Committee reserves the right, in its sole discretion, to reduce or eliminate the amount of an Award otherwise payable to a Participant with respect to any Fiscal Year in its sole discretion.

6.	PAYMENT OF BONUS

(a)  Unless otherwise determined by the Committee, a Participant must be on the Company’s payroll on the date the Award is to be paid. The Committee may make exceptions to this requirement in the case of retirement, death or disability or under other circumstances, as determined by the Committee in its sole discretion.

(b)  Payments of Awards may be made (i) in cash; and/or (ii) in the form of any award available under the Bristol West Holdings, Inc. 2004 Stock Incentive Plan as it may be replaced, modified, amended or supplemented from time to time (the “Stock Incentive Plan”), as determined by the Committee in its sole discretion. The number of shares underlying any award granted under the Stock Incentive Plan shall be determined by dividing the applicable cash amount to be converted into a stock award by the fair market value of the shares on the applicable grant date. Fair market value for such purpose shall be determined based on any objective and appropriate method determined by the Committee in its sole discretion.

(c)  Any distribution or payment made under the Plan shall occur within a reasonable period of time after the end of the Fiscal Year in which the Participant has earned the Award (but in no event later than two and one-half months following the Fiscal Year in which the Award is no longer subject to a substantial risk of forfeiture as determined under Code Section 409A and all applicable guidance and Treasury regulations); provided, that no Award shall become payable to a Participant with respect to any Fiscal Year until the Committee has certified in writing (in the manner prescribed under applicable regulations under Code Section 162(m)) that the terms and conditions underlying the payment of such Award have been satisfied. The Committee, in its sole discretion, may permit a Participant to defer receipt of cash that would otherwise be delivered to the Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as determined by the Committee in its sole discretion.

(d)  If a Participant entitled to the payment of an Award under the Plan dies prior to the distribution of such Award, the distribution shall be made to the Participant’s beneficiary or legal representative in accordance with Section 7(d) of the Plan within the same time period in which the Award otherwise would have been paid to the Participant.

7.	GENERAL

(a)  TAX WITHHOLDING. The Company shall have the right to deduct from all Awards paid in cash any federal, state or local income and/or payroll taxes required by law to be withheld with respect to such payments. In the case of Awards settled by an award granted under the Stock Incentive Plan, the terms of the Stock Incentive Plan regarding tax withholding shall govern or, if the Stock Incentive Plan does not address tax withholding, the person receiving such common stock may be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such common stock or, at the Committee’s sole discretion, the Company may withhold a number of shares of Company common stock which have a fair market value equal to the amount of such withholdings. The Company also may withhold from any other amount payable by the Company or any affiliate to the Participant an amount equal to the taxes required to be withheld from any Award.

(b)  CLAIM TO AWARDS AND EMPLOYMENT RIGHTS. Nothing in the Plan shall confer on any Participant the right to continued employment with the Company or any of its affiliates, or affect in any way the right of the Company or any affiliate to terminate the Participant’s employment at any time, and for any reason, or change the Participant’s responsibilities. Awards represent unfunded and unsecured obligations of the Company and a holder of any right hereunder in respect of any Award shall have no rights other than those of a general unsecured creditor to the Company.

(c)  BENEFICIARIES. To the extent the Committee permits beneficiary designations, any payment of Awards due under the Plan to a deceased Participant shall be paid to the beneficiary duly designated by the Participant in accordance with the Company’s practices. If no such beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s legal representative. A beneficiary designation may be changed or revoked by a Participant at any time, provided the change or revocation is filed with the Company prior to the Participant’s death.

(d)  NONTRANSFERABILITY. A person’s rights and interests under the Plan, including any Award previously made to such person or any amounts payable under the Plan, may not be assigned, pledged, or transferred except, in the event of a Participant’s death, to a designated beneficiary as provided in the Plan, or in the absence of such designation, by will or the laws of descent and distribution.

(e)  INDEMNIFICATION. Each person who is or shall have been a member of the Committee and each employee of the Company or an affiliate who is delegated a duty under the Plan shall be indemnified and held harmless by the Company from and against any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him in satisfaction of judgment in any such action, suit or proceeding against him, provided such loss, cost, liability or expense is not attributable to such person’s willful misconduct. Any person seeking indemnification under this provision shall give the Company prompt notice of any claim and shall give the Company an opportunity, at its own expense, to handle and defend the same before the person undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(f)  EXPENSES. The expenses of administering the Plan shall be borne by the Company.

(g)  PRONOUNS. Masculine pronouns and other words of masculine gender shall refer to both men and women.

(h)  TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(i)  INTENT. The intention of the Company and the Committee is to administer the Plan in compliance with Code Section 162(m) so that the Awards paid under the Plan to Covered Employees will be treated as performance-based compensation under Code Section 162(m)(4)(C). If any provision of the Plan applicable to Covered Employees does not comply with the requirements of Code Section 162(m), then such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. The Company and/or the Committee, in their sole discretion, may pay bonuses outside of and independent of the Plan to any Participant.

(j)  GOVERNING LAW. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of Delaware (without giving effect to principles of conflicts of laws thereof) and applicable Federal law.

(k)  AMENDMENTS AND TERMINATION. The Board may terminate the Plan at any time, provided such termination shall not affect the payment of any Awards accrued under the Plan prior to the date of the termination. The Board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part, provided however, that any amendment of the Plan shall be subject to the approval of the Company’s stockholders to the extent required to comply with the requirements of Code Section 162(m), or any other applicable laws, regulations or rules.

BRISTOL WEST HOLDINGS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 19, 2006
SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoints James R. Fisher, Chief Executive Officer and Chairman of the Board, Jeffrey J. Dailey, President and Chief Operating Officer, and Craig E. Eisenacher, Chief Financial Officer, the proxies, and each of them (with power to act without the others and with power of substitution) the proxy of the stockholder(s), for and in the name of the stockholder(s), to vote at the Annual Meeting of Stockholders of Bristol West Holdings, Inc., (the “Meeting”) to be held at Bristol West Holdings, Inc., 5701 Stirling Road, Davie, Florida 33314, on the 19th day of May, 2006 at 1:30 p.m., and at any adjournment thereof, the shares of stock which the stockholder(s) would be entitled to vote if personally present.

The stockholder(s) hereby ratifies all actions of said proxies, or any of them, or their or his substitutes or substitute by virtue hereof; and hereby revokes any authorization to vote such shares heretofore given by the stockholder(s) to anyone. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated April 24, 2006, and the Proxy Statement furnished therewith.

This proxy will be voted as directed, or, if the stockholder(s) fails to specify herein how this proxy is to be voted, this proxy shall be voted “FOR” proposals (1), (2) and (3) and in the discretion of the proxy holders with respect to any other matter.

(over)

BRISTOL WEST HOLDINGS, INC.
P.O. BOX 11364
NEW YORK, NY 10203-0364

▼DETACH PROXY CARD HERE▼

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

☒
Votes MUST be indicated
(x) in Black or Blue ink.

BOARD OF DIRECTORS RECOMMENDS VOTES “FOR” PROPOSALS (1), (2) and (3).

1. SELECTION OF DIRECTORS:

VOTE FOR ALL NOMINEES ☐
WITHHOLD ALL ☐
FOR ALL EXCEPT ☐

Nominees:
01- James R. Fisher, 02-R. Cary Blair, 03- Jeffrey J. Dailey, 04-Richard T. Delaney, 05-Todd A. Fisher, 06-Perry Golkin, 07-Mary R. Hennessy, 08-Eileen Hilton, 09-James N. Meehan, 10-Arthur J. Rothkopf

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.

FOR ALL EXCEPT___________________________________
_________________________________________________

2.  THE RATIFICATION OF THE SELECTION OF
     DELOITTE & TOUCHE LLP AS INDEPENDENT
     AUDITOR FOR 2006.

3.  APPROVAL OF THE BRISTOL WEST
     EXECUTIVE OFFICER INCENTIVE PLAN.

To change your address, please mark this box. ☐
Attend Meeting mark here. ☐

In their discretion, the Proxies are authorized to vote upon all other business that may properly come before the Meeting with all the powers the undersigned would possess if personally present.
FOR ☐ ☐	AGAINST ☐ ☐	ABSTAIN ☐ ☐

NOTE: The signature(s) should correspond with the name of the stockholder(s) as it appears hereon

Date	Stockholder sign here	Co-owner sign here